                                                                    Exhibit 10.5

                          DBS DISTRIBUTION AGREEMENT

                                    BETWEEN

                             HUGHES COMMUNICATIONS
                                 GALAXY, INC.

                                      AND

                       NATIONAL RURAL TELECOMMUNICATIONS
                                  COOPERATIVE


                 =============================================

                           CONFIDENTIAL INFORMATION
                           ------------------------

                 This document is the subject of a
                 confidentiality agreement. Do not disclose any of the contents without ascertaining that disclosure is in full compliance with Hughes' obligations.

                 =============================================

                  DOCUMENT                                                                    TAB
---------------------------------------------------------------------------------------------------
     HCG/NRTC DBS Distribution Agreement                                                        1
     Addendum to DBS Distribution Agreement (Defined Terms)                                     2
     Exhibits to DBS Distribution Agreement
          1.01(a)-1  Members                                                                    3
          1.01(a)-2  Early Sign Up Incentive Plan                                               4
          1.01(b)(i)  RSAs                                                                      4
          1.01(b)(iii)(4)  MSA Parts (to be delivered by NRTC)                                  6
          1.01(b)(v)-1  Financial Institutions                                                  7
          1.01(b)(v)-2  Form of Escrow Agreement                                                8
          2.02  TT&C Services Statement of Work                                                 9
          2.03(a) Access Control Services Statement of Work                                    10
          2.03(b) Transmission Services Statement of Work                                      11
          2.04-1  Subscriber Terminal Equipment Pricing                                        12
          2.04-2  Subscriber Terminal Equipment Performance Specifications                     13
          2.04-3  Subscriber Terminal Equipment Manufacturing Production
                  Commencement Date                                                            14
          2.06  Security Services Statement of Work                                            15
          3.04  Security Services Fee                                                          16
          3.08  Form of Irrevocable, Standby Letter of Credit                                  17
          4.04  Acceptance                                                                     18
          7.01  Minimum Requirements                                                           19
          7.07  Program Services                                                               20
          19  Modifications to Agreement                                                       21

     Attachments to Exhibit 19:
          Attachment 2.01(c)  Transponder Components                                           22
          Attachment 7.02  Bill of Sale                                                        23
          Attachment 10.05  Priority to Spares                                                 24
          Attachment 10.08  Transponder Performance Specifications                             25
          Attachment 20  High Power Option                                                     26

Exhibits to DBS Distribution Agreement (cont'd.)

     19-A  Form of Relief Notice                                                               27
     19-B  Form of Relief Notice Assignment or Fulfillment Assignment                          28
HCG Side Letter Regarding USSB                                                                 29
CFC Side Letter Regarding Financing                                                            30
Member Contract                                                                                31
Member Contract Summary                                                                        32
First Amendment to DBS Distribution Agreement                                                  33
Second Amendment to DBS Distribution Agreement                                                 34

                                      DBS

                                 DISTRIBUTION

                                   AGREEMENT

                                    BETWEEN

                             HUGHES COMMUNICATIONS
                                 GALAXY, INC.

                                      AND

                                NATIONAL RURAL
                              TELECOMMUNICATIONS
                                  COOPERATIVE

                               TABLE OF CONTENTS

                                                                           Page
1.   Business Relationships...............................................   3

     1.01  NRTC Role......................................................   3
     1.02  HCG Role.......................................................   9
     1.03  Contract Decision Process......................................  10
     1.04  Progress Certification and Core Cable Programming..............  11
     1.05  Conditions Precedent...........................................  12

2.   The DBS Distribution Services........................................  13

     2.01  Transponder Capacity...........................................  13
     2.02  TT&C Services..................................................  13
     2.03  Ground Services................................................  13
     2.04  Subscriber Terminal Equipment Availability.....................  14
     2.05  Development of Ground System...................................  14
     2.06  Security Services..............................................  15
     2.07  Programming Services...........................................  15
     2.08  NRTC Right to Independent Business System......................  17
     2.09  Eligible Commercial Establishments.............................  18

3.   Payment Terms........................................................  18

     3.01  Transponder Capacity Fee.......................................  18
     3.02  TT&C Fee.......................................................  18
     3.03  Ground Services Fees...........................................  20
     3.04  Security Services Fee..........................................  21
     3.05  Programming Fees...............................................  22
     3.06  NRTC Revenue Fee...............................................  23
     3.07  Place of Payment...............................................  24
     3.08  Letter of Credit, HCG Priority to Payment......................  24
     3.09  Prompt Repayment...............................................  24
     3.10  HCG Suspension of Services.....................................  25
     3.11  Late Payment and Interest......................................  26
     3.12  Other Fees.....................................................  26

4.   Service Commencement, Service Term and Related Matters...............  26

     4.01  Service Commencement Date......................................  26
     4.02  Late Commencement Payments.....................................  28
     4.03  [Intentionally Omitted.].......................................  28
     4.04  Acceptance.....................................................  28
     4.05  Ownership of Service Equipment.................................  29
     4.06  Service Term: Programming Renewal; Design of Satellite.........  29

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

5.   Marketing Rights.....................................................  30

     5.01  Marketing of DBS Distribution Services in NRTC Territories.....  30
     5.02  Marketing DirecTv Programming Services.........................  32
     5.03  Cross-Marketing and Promotions.................................  34
     5.04  Advertising....................................................  34
     5.05  Non-NRTC Territories...........................................  34

6.   Representations and Warranties.......................................  35

     6.01  Authority......................................................  35
     6.02  Corporate Action...............................................  35
     6.03  FCC and Other Authorizations...................................  35
     6.04  Litigation.....................................................  36
     6.05  No Broker......................................................  36
     6.06  Notification of Significant Events.............................  36

7.   Additional Representations, Warranties and Obligations of HCG........  37

     7.01  Minimum Requirements...........................................  37
     7.02  [Intentionally Omitted]........................................  37
     7.03  Government Regulations.........................................  37
     7.04  Laws...........................................................  37
     7.05  Indemnification................................................  38
     7.06  Assurances of HCG..............................................  38
     7.07  Sale and Use of Transponders...................................  38
     7.08  Cessation of Program Services..................................  41
     7.09  Patents, Trademarks and Copyrights.............................  43
     7.10  Insurance......................................................  43

8.   Additional Representations, Warranties and Obligations of NRTC.......  43

     8.01  Uplinking......................................................  43
     8.02  Laws...........................................................  43
     8.03  Indemnification................................................  44
     8.04  Use of Transponder Capacity....................................  44
     8.05  Non-Conforming Uses............................................  46

9.   Preemptive Rights to Protect Overall Satellite Performance...........  47

10.  Service Outages......................................................  47

     10.01  Outage/Outage Period..........................................  47
     10.02  Outage Credit.................................................  48
     10.03  Outage Termination Rights.....................................  49

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

11.  Termination Rights...................................................  50

     11.01  Termination by NRTC...........................................  50
     11.02  Termination by HCG............................................  53
     11.03  Automatic Termination.........................................  56
     11.04  HCG's Right to Deny Access....................................  56
     11.05  Right to Use Service Equipment................................  57

12.  Force Majeure........................................................  57

     12.01  Failure to Deliver............................................  57
     12.02  Failure of Performance........................................  58

13.  Limitation of Liability..............................................  58

14.  Limitations on Transfer..............................................  59

     14.01  Transfers.....................................................  59
     14.02  Financing Transaction.........................................  59
     14.03  Affiliate(s)..................................................  59

15.  NRTC's Right of First Refusal: Successor Satellites..................  59

     15.01  Right of First Refusal........................................  59
     15.02  Terms of Successor ROFR.......................................  60
     15.03  Successor Satellite Defined...................................  60

16.  Progress Reports, Inspections and Access to Work in Progress.........  60

     16.01  Progress Reports..............................................  60
     16.02  Inspection Rights of NRTC.....................................  61
     16.03  After Delivery Reports........................................  61

17.  Confidentiality and Press Releases...................................  61

     17.01  Confidentiality...............................................  61
     17.02  Subscriber Information........................................  62
     17.03  Press Releases................................................  63
     17.04  Confidentiality Survival......................................  63

18.  Miscellaneous........................................................  63

     18.01  Interest......................................................  63
     18.02  Applicable Law; Entire Agreement; Modification................  63
     18.03  Notices.......................................................  64
     18.04  Severability..................................................  66

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
     18.05  Taxes.........................................................  66
     18.06  Successors, Assignment........................................  66
     18.07  Headings......................................................  66
     18.08  Survival of Representations and Warranties....................  66
     18.09  No Third-Party Beneficiary....................................  67
     18.10  Non-Waiver of Breach..........................................  67
     18.11  Counterparts..................................................  67
     18.12  Documents.....................................................  67
     18.13  Arbitration...................................................  67
     18.14  DBS Transponder Capacity......................................  68
     18.15  Rescission Option.............................................  68

19.  Modifications of Agreement in Certain Circumstances..................  68

                          DBS DISTRIBUTION AGREEMENT

          This DBS Distribution Agreement (the "Agreement") (all such defined terms herein are so capitalized and referenced in Addendum I) is made and entered into as of this 10th day of April, 1992 (the "Execution Date"), by and between Hughes Communications Galaxy, Inc. ("HCG"), a corporation organized and existing under the laws of the State of California, and National Rural Telecommunications Cooperative ("NRTC"), a corporation organized and existing under the laws of the District of Columbia.

                                   RECITALS

          WHEREAS, HCG and its Affiliates are in the business of, among other things, designing, constructing and operating satellites, and providing transponder capacity thereon;

          WHEREAS, HCG has been granted Federal Communications Commission ("FCC") authority to construct, launch and operate two Ku-band direct broadcast service ("DBS") satellites for a total of 27 FCC channels at the 101degrees W.L. orbital location, and to sell or lease Transponders or provide capacity on each such satellite on a private, non-common carrier basis;

          WHEREAS, HCG intends to construct, launch and operate one or more satellite(s) containing Ku-band DBS Transponder capacity at the 101degrees W.L. orbital location (the "101degrees Satellite(s)");

          WHEREAS, HCG has sold to United States Satellite Broadcasting Company, Inc. ("USSB") a payload consisting of five Ku-band DBS transponders that, subject to FCC consent, will be located on the 101degrees Satellite(s) and will utilize the FCC channels assigned to USSB at the 101degrees W.L. orbital location;

          WHEREAS, the twenty-seven FCC channels licensed to HCG at the 101degrees W.L. orbital location (the "HCG Frequencies") and the five FCC channels licensed to USSB at the 101degrees W.L. orbital location constitute all the DBS channels now authorized by the FCC for such 101degrees W.L. orbital location;

          WHEREAS, HCG and/or DirecTv, an Affiliate of HCG, intends to use the 101degrees Satellite(s) to operate its own DBS business and to use reasonable efforts to provide sports, movie and other entertainment and information programming on those Satellite(s) (as determined by HCG and/or DirecTv in its sole discretion) for distribution to consumers;

          WHEREAS, HCG currently anticipates that the services transmitted on the HCG Frequencies will consist primarily of entertainment and information programming;

          WHEREAS, HCG and Thomson Consumer Electronics, Inc. ("TCE") have entered into a "Signal Processing Segment Developer Agreement" (the "SPS Developer Agreement"), dated February 2, 1992, whereby TCE shall, subject to the terms and conditions therein, design, test, initially manufacture, construct and distribute the "Subscriber Terminal Equipment" (meaning the hardware to be developed by TCE under the SPS Developer Agreement and utilized by subscribers to receive DBS service from the 101 degrees Satellite(s)) and certain other components of the system used to process and distribute DBS signals;

          WHEREAS, HCG and News Data Security Products Limited ("NDSPL") have entered into a "Conditional Access Segment Developer Agreement", dated February 2, 1992, whereby NDSPL shall, subject to the terms and conditions therein, design, test, manufacture and install the conditional access segment ("CAS") to, among other things, control the encryption and decryption of the DBS signals transmitted on the 101 degrees Satellite(s) so as to provide controlled access to DBS programming;

          WHEREAS, HCG and NDSPL have entered into a "Conditional Access Security Services Agreement", dated February 2, 1992 (the "CAS Security Agreement"), whereby NDSPL shall, subject to the terms and conditions therein, provide CAS security services, including periodic replacement of conditional access module ("CAM") units and certain activities designed to prevent and/or respond to security breaches;

          WHEREAS, HCG and News Datacom, Inc. ("NDI") have entered into a "Conditional Access Management Center Services Agreement", dated February 2, 1992, whereby NDI shall, subject to the terms and conditions therein, provide certain personnel to operate the conditional access management center ("CAMC");

          WHEREAS, HCG desires to provide to NRTC, and NRTC desires to have HCG provide and to compensate HCG for providing, certain DBS Distribution Services, consisting of the provision of Transponder Capacity, TT&C Services, Ground Services, Subscriber Terminal Equipment Availability, Security Services and Programming Services;

          WHEREAS, NRTC intends to market and sell the rights to distribute the DBS Distribution Services to Members (as defined in Section 1.01(a)) and to other persons and entities as permitted in this Agreement who in turn intend to distribute such services to persons and entities who reside in the NRTC Territories (as provided in this Agreement);

          WHEREAS, NRTC intends to market and sell the DBS Distribution Services to persons and entities who reside outside the NRTC Territories through programming distribution rights that may be obtained independently by NRTC;

          WHEREAS, HCG and NRTC intend that any Member who is interested in distributing all or part of the DBS Distribution Services must execute a Member Contract by and between NRTC and such Member (with HCG as an intended third party beneficiary), pursuant to which such DBS Distribution Services will be made available for such Member for distribution, and that any other person or entity whom NRTC (pursuant to the terms hereof) wishes to allow to distribute all or part of the DBS Distribution Services must execute a similar agreement to be agreed upon by HCG and NRTC;

          WHEREAS, each of HCG and NRTC desires to provide the other with certain marketing rights with respect to the programming services to be transmitted on the 101 degrees Satellite(s);

          WHEREAS, HCG and Hughes Communications Satellite Services, Inc. ("HCSS"), an Affiliate of HCG, shall perform and/or provide certain satellite operational services on the terms and conditions specified herein and HCG and/or other Affiliates of HCG, or subcontractors for or assignees of HCG, may perform and/or provide any or al1 of the other DBS Distribution Services; and

          WHEREAS, HCG and NRTC intend that this Agreement shall become effective only upon the occurrence of the condition precedent of agreeing upon the form of Member Contract.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, HCG and NRTC hereby mutually agree as follows:

1.   Business Relationships.
     ----------------------

     This Section 1 outlines the basic business relationship between NRTC and HCG. The roles, rights, obligations and responsibilities of HCG and NRTC (as appropriate) are identified below. The contract decision process, which determines the applicability of Exhibit 19 regarding modifications to this Agreement in certain circumstances, also is set forth in this Section 1. Finally, the conditions precedent to the effectiveness of this Agreement are identified.

     1.01 NRTC Role. NRTC shall complete each of the following tasks and
          ---------
responsibilities:

          (a)  Marketing to Members. NRTC shall market and attempt to sell the
               --------------------
right to distribute the DBS Distribution Services (as defined below in Section
2) to all Members of NRTC. The term "Members" means (i) the members of NRTC listed on Exhibit 1.01(a)-1, which Exhibit is current as of this date and may be amended by NRTC from time to time to reflect additions and deletions of such members, (ii) certain non-locally owned and operated telephone or utility companies that serve the NRTC Territories and are listed on Exhibit 1.01(a)-1, and (iii) prospective members of NRTC that are mutually agreed upon by the parties and are listed on Exhibit 1.01(a)-1. NRTC shall encourage and promote each such Member's execution of a Member Contract (defined below in Section 1.01(b)). The Member Contract shall be executed by Committed Members in substantially identical form and shall include the provisions set forth in Section 1.01(b). NRTC may use persons and entities other than Members to distribute the DBS Distribution Services; provided that any such distributor shall be bound by an agreement between NRTC and such distributor (with HCG as an intended third party beneficiary) substantially similar to the Member Contract, whose form shall be agreed to by HCG and NRTC in each party's sole discretion and executed (or agreed to, as applicable) by HCG, NRTC and such distributor in each party's sole discretion (such discretion of HCG and NRTC not to be arbitrarily exercised). Any such distributor bound by such an agreement shall be deemed a "Committed Member" for all purposes of this Agreement. NRTC shall consult with HCG with respect to, and provide HCG with information regarding, any such marketing efforts and provide HCG with reasonable notice of and an opportunity to participate in such efforts. In any case, however, such marketing shall be conducted in NRTC's sole discretion and NRTC shall be solely responsible for such marketing obligations. As part of such marketing efforts, NRTC shall encourage early execution of the Member Contract by Members through the implementation of an "early sign-up" incentive plan as set forth in Exhibit 1.01(a)-2.

          (b)  Member Contract.  The contract by which a Member commits to
               ---------------
distribute the DBS Distribution Services (the "Member Contract") (each such contractually committing Member being referred to herein as a "Committed Member") shall be drafted by NRTC and shall include and provide, among other additional obligations to be agreed upon by HCG and NRTC, the following:

               (i)  RSA Areas. With respect to rural service areas identified in
                    ---------
     Exhibit l.01(b)(i) ("RSAs") in which a Committed Member wishes to distribute the DBS Distribution Services, the Committed Member shall pay to NRTC an amount (a "Committed Member Payment") (which amount may be financed by National Rural Utilities Cooperative Finance Corporation ("CFC") or other lenders or obtained from other sources), equal to the amount specified under one of the following options (as selected by NRTC and/or the relevant Committed Member):

                    (1) The product of (x) Thirty-Five Dollars ($35), multiplied by (y) the number of Eligible Residences to which such
          -------------
          Committed Member wishes to distribute the DBS Distribution Services, with such Eligible Residences specifically identified pursuant to Sections l.01(b)(ix) and 1.01(b)(xvi) in an exhibit to the Member Contract (the "RSA Residences Option");

                    (2) The product of (x) Thirty-One Dollars and Fifty Cents ($31.50), multiplied by (y) the number of all Eligible Residences
                    -------------
          within a specified county or counties in one or more RSA(s) (based upon the 1990 U.S. Census figures for such county(ies)), with such county(ies) and number of Eligible Residences identified in an exhibit to the Member Contract (the "RSA Territory Option"); or

                     (3) The product of (x) Thirty-Five Dollars ($35), multiplied by (y) the number of all Non-Cabled Eligible Residences
          -------------
          within a specified county or counties in one or more RSA(s), with such county(ies) and number of Non-Cabled Eligible Residences identified in an exhibit to the Member Contract (the "RSA Non-Cabled Territory Option").

               (ii)  MSA Parts. With respect to MSA Parts identified by zip code
                     ---------
     on Exhibit l.0l(b)(iii)(4) in which a Committed Member wishes to distribute the DBS Distribution Services, the Committed Member shall pay a Committed Member Payment equal to the amount specified under one of the two following options (as selected by NRTC and/or the relevant Committed Member):

                     (1) The product of (x) Thirty-Five Dollars ($35), multiplied by (y) the number of Eligible Residences to which such
          -------------
          Committed Member wishes to distribute the DBS Distribution Services, with such Eligible Residences specifically identified pursuant to Sections l.01(b)(ix) and 1.01(b)(xvi) in an exhibit to the Member Contract (the "MSA Residences Option"); or

                     (2) The product of (x) Thirty-Five Dollars ($35) multiplied
                                                                      ----------
          by (y) the number of all Non-Cabled Eligible Residences within
          --
          applicable, specified zip code(s) that represent MSA Parts, with such zip code(s) and number of Non-Cabled Eligible Residences identified in an exhibit to the Member Contract (the "MSA Non-Cabled Territory Option").

               (iii) The following defined terms shall be included within Member Contracts and apply as set forth in this Agreement:

                     (1) "Committed Member Residences" means (x) under the RSA Residences Option or the MSA Residences option, all Eligible Residences for which a Committed Member Payment has been made; and (y) under the RSA Territory Option, all Eligible Residences (then or thereafter existing) within the specified county(ies); and (z) under the RSA Non-Cabled Territory Option and/or the MSA Non-Cabled Territory Option, all Non-Cabled Eligible Residences (then or thereafter existing) within the specified county(ies) or zip code(s), as applicable.

                     (2) "Eligible Residence(s)" means any household(s) located within the NRTC Territories. The Eligible Residences within any MSA Part shall not be located outside the geographic area (by zip code) set forth in the final form of Exhibit 1.01(b)(iii)(4).

                     (3) "Non-Cabled Eligible Residences" means only those Eligible Residences within specified county(ies) (or zip code(s) in the case of MSA Parts) that do not have available cable television service (i.e., are not "passed" by cable television service). The
                   ----
          number of Non-Cabled Eligible Residences as to any county (or zip code) as to which payment shall be made under the RSA Non-Cabled Territory Option and/or the MSA Non-Cable Territory Option shall be based upon Warren Publishing (Spring 1992 version, "Data for All Operating U.S. Cable Systems") figures for such county or zip code and identified in an exhibit to the Member Contact.

                     (4) The "NRTC Territory(ies)" means (x) all RSA(s) and (y) those zip code(s) within metropolitan statistical areas ("MSA Parts") in which any electric or telephone utility service is currently provided by a Member, all as specifically identified on Exhibit 1.0l(b)(iii)(4). The identification on Exhibit 1.01(b)(iii)(4) of MSA Parts in which electric or telephone utility service is currently provided by a Member may be amended by NRTC within one hundred twenty
          (120) days from the date hereof to correct omissions from such list, provided that such amendments are not inconsistent with the numeric and geographic limitations (by zip code) set forth in the final form of Exhibit 1.01(b)(iii)(4) and it is understood that such amendments shall reflect only those MSA Parts in which such service LS provided as of the Execution Date.

               (iv) In no event shall the aggregate amount of the Committed Member Payments paid to HCG exceed $250 million. Each Committed Member Payment paid to HCG will reflect payment for the provision of the Transponder Capacity and for the Ground Capital Fee, in amounts allocated pursuant to Sections 3.01 and 3.03(a).

               (v) All Committed Member Payments paid to NRTC before December 1, 1992, shall be promptly deposited into an interest-bearing escrow account (the "Escrow Account") with any one of the financial institutions selected by NRTC from the list contained in Exhibit l.01(b)(v)-1 (the "Escrow Agent"), pursuant to an escrow agreement in substantially the same form as Exhibit 1.01 (b) (v)-2 (the "Escrow Agreement"). Promptly upon receipt of such escrowed Committed Member Payments, the Escrow Agent shall notify HCG in writing and such Committed Member Payments (excluding any interest accrued thereon) shall thereafter be deemed "Escrowed Committed Member Payments." NRTC shall be responsible for the payment of all costs and fees required by the Escrow Agent.

               (vi) All Committed Member Payments paid to NRTC on or after December 1, 1992, shall promptly be remitted in full by NRTC to HCG; except only as set forth in Section 1.04(a).

               (vii) The Member Contract shall provide the Committed Member with the option, with respect to Member Contracts executed after December 11, 1992, to either (xx) pay the full Committed Member Payment to HCG through NRTC upon execution of the Member Contract, or (yy) pay 50% of the Committed Member Payment to HCG through NRTC upon execution of the Member Contract, and commit to pay to HCG through NRTC upon Acceptance, the remaining 50% of such Committed Member Payment (the "Second Payment") as well as commit to pay interest on such Second Payment, at the rate set forth in Section 18.01, from the date of the Member Contract until the date of Acceptance, as set forth in Section 4.04. In all cases as provided above, any and all such payments to NRTC (and any applicable interest thereon) shall be promptly paid to HCG. If any Second Payment (plus interest) is not timely paid to NRTC (by the Committed Member) or to HCG (by NRTC), then the provisions of Section 3.10 shall apply. In addition, if any Second Payment is not timely made by a Committed Member (or by NRTC as provided in Section 3.10(b)) and the fifteen (15) day cure period has expired without a cure, then (A) HCG shall have the right and option to require NRTC to (and NRTC shall) terminate the Member Contract, and if the Member Contract is so terminated, the Committed Member shall have no further rights thereunder, and (B) regardless of whether the Member Contract is so terminated and, in addition to having the right to collect the full amount of the Second Payment (less any amounts reasonably mitigated by HCG as required under the California Uniform Commercial Code) and Expenses associated therewith, HCG shall be entitled to retain (as liquidated damages) the 50% of the Committed Member Payment already paid to HCG, and unless and until the provisions of Exhibit 19 apply, NRTC shall have no rights whatsoever to market and sell the DBS Distribution Services to the Committed Member Residences associated with such Committed Member.

               (viii) It is expressly understood and agreed that NRTC may obtain payments from a Committed Member in excess of Committed Member Payments to satisfy NRTC's marketing and other requirements, but that such additional amounts paid to NRTC shall not be considered Committed Member Payments for any purposes of this Agreement.

               (ix) The Committed Member Residences associated with a Committed Member exercising the RSA Residences Option and/or the MSA Residences Option shall be identified by NRTC and such Committed Member to HCG (and to the HCG billing system and the CAMC) by postal address, city, county, state, and zip code in an exhibit to, and be determined as of the date of, and as a deliverable under, the respective Member Contract. Such information about Committed Member Residences will be treated by HCG as Confidential Information under Section 17.

               (x) The Member Contract shall contain an acknowledgment that the right to distribute a Programming Service (as defined below in Section 2.07(a)) to Committed Member Residences that have available cable television service will be governed by the provisions of the Programming Agreement for such Programming Service, and that such agreement may not include rights to distribute such Programming Service to such Committed Member Residences.

               (xi) The Committed Member shall warrant that it will pay for programming fees, if applicable and required under the Programming Agreement(s) (as provided in Section 2.07(a)), based on a minimum number of NRTC Subscribers with respect to each program service provided under the Programming Services, in an amount equal to the product of (x) the number of its Committed Member Residences, multiplied by (y) the minimum NRTC
                                         ---------- --
     Subscriber commitment percentage agreed to in each respective Programming Agreement. "NRTC Subscriber(s)" means Committed Member Residences that subscribe to all or a portion of the DBS Distribution Services as set forth in Section 3. It is expressly understood and agreed that HCG may rely upon such minimum NRTC Subscriber commitments by each Committed Member in HCG's negotiation and execution of the Programming Agreements (as defined below) and as the basis for HCG's commitment therein (if any) to provide a minimum number of NRTC Subscribers for each Programming Service. Each Committed Member shall be responsible for (i) a pro-rata portion (based on the percentage of its Committed Member Residences specified above and identified in the Programming Agreements) of any payment or other obligations due under the Programming Agreements which are applicable and relevant to such Committed Member and attributable to a minimum NRTC Subscriber commitment and (ii) any Programming Fees due and owing to HCG for Programming Services utilized by such Committed Member's NRTC Subscribers.

               (xii) The Committed Member shall promote to its Committed Member Residences, and distribute to its NRTC Subscribers, the DBS Distribution Services.

               (xiii) Each Committed Member shall be responsible for any Ground Services Fees, TT&C Fees, Security Services Fees and Programming Fees due and owing to HCG for the provision of DBS Distribution Services provided to such Committed Member in an amount allocable to such Committed Member under the Member Contract.

               (xiv) The Committed Member shall be obligated to make monthly payments to NRTC (for payment to HCG or directly to HCG if applicable pursuant to Section 3.10) for Ground Services, TT&C Services, Security Services and Programming Services in an amount allocable to such Committed Member under the Member Contract.

               (xv) The Member Contract shall specifically provide that HCG may (subject to the provisions of Section 3.10) cease providing (and/or not commence) any and/or all of the DBS Distribution Services to such Committed Member and/or any or all of its NRTC Subscribers upon non-payment by such

     Committed Member of any amounts payable by such Committed Member pursuant to the Member Contract, subject to NRTC's right to cure as provided in
     Section 3.10(b). The Committed Member shall explicitly agree to and acknowledge HCG's right not to commence and/or cease providing the DBS Distribution Services pursuant to Section 3.10. In any case, HCG shall also have the right as an intended third party beneficiary to seek payment from, and seek any available judicial remedy, or the right to seek arbitration, against the Committed Member for non-payment.

               (xvi) The Member Contract shall be executed by the Committed Member and NRTC; and HCG shall be an intended third-party beneficiary thereto. An original copy of each such executed Member Contract shall be provided to HCG concurrently with delivery to HCG, or the deposit of such monies into the Escrow Account, as appropriate, of the Committed Member Payment. In addition, in cases where the RSA Residences Option and/or the MSA Residences Option is exercised, the executed Member Contract shall be accompanied by a list (in electronic media form (based on industry standard and compatible with the requirements of the HCG billing system and the CAMC databases) of all Committed Member Residences, as set forth above in Section l.01(b)(ix). HCG shall not be obligated in any way to provide any DBS Distribution Services to a Member or its NRTC Subscribers until and unless the full Committed Member Payment (including the Second Payment owed by such Committed Member), the electronic media list described above, and an executed Member Contract are received by HCG.

               (xvii) The Member Contract shall include provisions relative to the obligations and rights under Section 3.10 and HCG's agreement with NRTC to deliver the DBS Distribution Services directly to Committed Members pursuant to Section 11.02(e) if NRTC breaches this Agreement.

          (c)  Member Administration. NRTC shall administer the Member Contracts
               ---------------------
as follows: NRTC shall (1) use its reasonable best efforts to collect any and all monies owed by Committed Members under the Member Contracts and shall deposit such monies with the Escrow Agent (as appropriate) or pay to HCG the payments contemplated by Section 1.01(b); and (2) provide all accounting services relative to such collection process. NRTC shall keep records with respect to such accounting.

          (d)  CFC or Other Lender Coordination. NRTC shall coordinate with and
               --------------------------------
assist CFC and other lenders with respect to financing the Committed Member Payment of any potential Committed Member.

     1.02 HCG Role. HCG shall be responsible for the acquisition, availability
          --------
and/or provision (as applicable) of the DBS Distribution Services, as defined in and pursuant to Section 2.

     1.03 Contract Decision Process. On December 11, 1992, and again on May 1,
          -------------------------
1993 and/or July 31, 1993 (if the May Extension and/or the July Extension apply), decisions will be made regarding (a) the termination of this Agreement;
(b) the unmodified continuation of this Agreement; and/or (c) the modification of this Agreement as set forth below in Section 19.

          (a) If, on or before December 11, 1992, NRTC has paid HCG $250 million in aggregate Committed Member Payments pursuant to Section 1.01(b), then this Agreement shall be modified as set forth in Section 19.

          (b) If, on December 11, 1992, NRTC has paid HCG at least $100 million, but less than $250 million, in aggregate Committed Member Payments, then NRTC shall automatically be granted an extension until May 1, 1993 to pay HCG (and/or have Committed Members commit to pay HCG, as applicable, in Second Payments) $250 million in aggregate Committed Member Payments (the "May Extension"). If the May Extension has been granted and if on or before May 1, 1993, NRTC has paid HCG (and/or Committed Members have committed to pay HCG, as applicable, in Second Payments) $250 million in aggregate Committed Member Payments, then this Agreement shall be modified as set forth in Section 19; otherwise this Agreement shall continue unmodified by Exhibit 19, unless a July Extension is granted pursuant to Section 1.03(c), below.

          (c) If the May Extension has been granted and if on or before May 1, 1993, NRTC has paid HCG (and/or Committed Members have committed to pay HCG, as applicable, in Second Payments) at least $175 million (but less than $250 million) in aggregate Committed Member Payments, then NRTC shall automatically be granted an extension until July 31, 1993 to pay HCG (and/or have Committed Members commit to pay MCG, as applicable, in Second Payments) $250 million in aggregate Committed Member Payments (the "July Extension"); otherwise, this Agreement shall continue unmodified by Exhibit 19.

          (d) If the July Extension has been granted and if on or before July 31, 1993, NRTC has paid HCG (and/or Committed Members have committed to pay HCG, as applicable, in Second Payments) $250 million in aggregate Committed Member Payments, then this Agreement shall be modified as set forth in Section 19; otherwise this Agreement shall continue unmodified by Exhibit 19.

          (e) If, on December 11, 1992, NRTC has paid HCG less than $100 million in aggregate Committed Member Payments, then the applicable provisions of Section 1.04(a) shall apply.

          (f) NRTC may make payments to HCG and/or the Escrow Agent (if still applicable) for HCG's benefit to meet the $100 million, $175 million and/or $250 million targets, as appropriate and as specified in this Section 1.03 in excess of aggregate Committed Member Payments actually paid or owed to HCG as Second Payments, where applicable, by Committed Members and any and all such amounts shall be deemed part of the Committed Member Payments for all purposes of this Agreement.

     1.04 Progress Certification and Core Cable Programming.
          -------------------------------------------------

          (a) If, on December 1, 1992, (i) the December Conditions (as defined below) have occurred and (ii) the aggregate Escrowed Committed Member Payments equal at least $100 million, then HCG may instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member Payments, including any accrued interest thereon, to HCG. If, however, on December 1, 1992, the December Conditions have occurred, but the aggregate Escrowed Committed Member Payments are less than $100 million, then the release of such amounts to HCG shall be delayed until December 11, 1992, or such earlier date as the aggregate Escrowed Committed Member Payments equal or exceed $100 million as a result of additional deposits of Committed Member Payments by NRTC into the Escrow Account by such date. If, on December 11, 1992, (i) the December Conditions have occurred, but (ii) the aggregate Escrowed Committed Member Payments are still less than $100 million, then this Agreement shall automatically terminate ten (10) days later unless HCG, in its sole discretion, grants NRTC the July Extension by such date. If this Agreement so terminates, then NRTC may instruct the Escrow Agent pursuant to the Escrow Agreement to release the Escrowed Committed Member Payments, including any accrued interest thereon, to NRTC. If HCG so grants the July Extension, then HCG may instruct the Escrow Agent pursuant to the Escrow Agreement to release the Escrowed Committed Member Payments, including any interest thereon, to HCG and this Agreement shall not be subject to termination under this Section 1.04 because the aggregate Escrowed Committed Member Payments are less than $100 million. The "December Conditions" mean (a) HCG having obtained the contract rights to distribute the Core Cable Programming to Eligible Residences (specifically excluding, unless applicable in the relevant Programming Agreement, households that have available cable television service as of the execution date of the relevant Programming Agreement) (the "Core Cable Rights"), and (b) HCG having provided NRTC with a certification by the Chief Executive Officer of HCG, under oath or affirmation, stating that, based on then-existing facts, the Transponder Capacity, TT&C Services, Ground Services, Security Services and Subscriber Terminal Equipment Availability development process is proceeding in a manner that, in HCG's reasonable judgment, will allow the provision of the Transponder Capacity and such services no later than ninety (90) days following the Scheduled Service Commencement Date (the "HCG Certification"). Such HCG Certification shall be accompanied by a status report on work completed and a schedule of remaining projects. "Core Cable Programming" means four program services from different program categories that are identified as "Priority 1" in Exhibit 7.07. "Priority 2" and "Priority 3" program services are also identified on Exhibit 7.07.

          (b)  (i)   If, on December 1, 1992, HCG has obtained the Core Cable
     Rights, but has not provided NRTC with the HCG Certification, then each of NRTC and HCG shall have the right to terminate this Agreement on or before December 11, 1992 by providing written notice to the other, or such right will expire. Upon such timely termination NRTC may instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member payments, including any interest thereon, to NRTC.

               (ii) If, on December 1, 1992, HCG has provided the HCG Certification, but has not obtained the Core Cable Rights, then NRTC shall have the right to terminate this Agreement by providing written notice to HCG by December 11, 1992, or such right will expire. If NRTC so terminates this Agreement, then NRTC may instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member Payment, including any interest thereon, to NRTC. If NRTC does not so terminate this Agreement, then NRTC shall have the right, on or before March 1, 1993, to deliver to HCG the Relief Notice (as defined in Section 19(b)) and HCG shall have the right, after delivery of the Relief Notice, to instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member Payments, including any interest thereon, to HCG. If NRTC delivers the Relief Notice by March 1, 1993, then this Agreement shall continue; if not, this Agreement automatically shall terminate as of March 1, 1993 and NRTC may instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member Payments, including any interest thereon, to NRTC.

               (iii) If both of the December Conditions have not occurred on December 1, 1992, then each of NRTC and HCG shall have the right to terminate this Agreement on or before December 11, 1992 by providing written notice to the other, or such right will expire. Upon such timely termination, NRTC may instruct the Escrow Agent pursuant to the Escrow Agreement to release all Escrowed Committed Member Payments, including any interest thereon, to NRTC.

     1.05 Conditions Precedent. The following conditions precedent to the
          --------------------
effectiveness of this Agreement must be met on or before May 11, 1992; and, if it is not timely met, this Agreement automatically shall be deemed to have no force or effect and neither HCG nor NRTC shall have any obligations to the other hereunder:

          (a) The final form of the Member Contract must be agreed to by HCG and NRTC in each party's sole discretion and completed.

          (b) NRTC shall initially provide (and each party shall approve in its sole discretion) the final form of Exhibit l.01(b)(iii)(4), which Exhibit shall specify (i) those MSA Parts, identified by zip code(s), in which electric or telephone utility service is currently provided by a Member and (ii) the number of Non-Cabled Eligible Residences within each zip code that represents an MSA Part.

2.   The DBS Distribution Services
     -----------------------------

     The products and services to be provided under this Agreement (collectively, the "DBS Distribution Services") consist of the Transponder Capacity, TT&C Services, Ground Services, Subscriber Terminal Equipment Availability, Security Services and Programming Services, all as defined and as provided below.

     2.01 Transponder Capacity. Prior to Satellite launch, HCG will designate
          --------------------
sufficient Transponder capacity to distribute twenty (20) Program Channels to NPTC Subscribers, regardless of video compression rates that may be achieved for the DBS Distribution Services (the "Transponder Capacity"). Subject to the provisions of this Agreement, HCG shall provide the Transponder Capacity in compliance with Section 4.04 below. The term "Transponder" means a specified set of components of the Satellite which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. The term "Program Channel" means a single, digitally-compressed NTSC-source signal having the performance characteristics set forth in Exhibit 7.01. The term "Satellite" means the 101 degrees Satellite(s) on which the Transponder Capacity is located. If a launch failure of the Satellite occurs and HCG elects to launch a replacement Satellite, then HCG will designate replacement Transponder Capacity for NRTC on the replacement Satellite. Subject to HCG's continued rights to use Transponder Capacity on the failed Satellite, and subject to such capacity being able to meet the Minimum Requirements, HCG will attempt to provide to NRTC (pursuant to Sections 4.04 and 4.01(b)) the Transponder Capacity on the failed Satellite to the fullest extent possible until such time as the replacement Satellite is available.

     2.02 TT&C Services. The "TT&C Services" may be provided by HCSS, an
          -------------
Affiliate of HCG, or a subcontractor to or an assignee of HCG hereunder, and means telemetry, tracking and control services necessary to monitor the status of the Satellite and to maintain the Satellite's operational condition. A statement of work for the TT&C Services is set forth in Exhibit 2.02.

     2.03 Ground Services. The term "Ground Services" means Access Control
          ---------------
Services and Transmission Services, all as defined and provided below.

          (a)  Access Control Services. The term "Access Control Services" means
               -----------------------
services performed on NRTC's behalf that (i) control NRTC Subscriber access to programming and other services transmitted over the Transponder Capacity, and
(ii) provide report-back information related to NRTC Subscribers, including NRTC Subscriber program purchase data. Such services may be provided by HCSS, an Affiliate of HCG, or a subcontractor to or an assignee of HCG hereunder. A statement of work for the Access Control Services is set forth in Exhibit 2.03(a).

          (b)  Transmission Services. The term "Transmission Services" means
               ---------------------
services, including uplinking services, that (i) provide access to the original satellite feed of the source material for the Program Channels (including, without limitation, satellite receive facilities), (ii) process such source signals into Program Channels (including, without limitation, the compression, encryption and modulation of such signals and commercial insertion services), and (iii) transmit the Program Channels to the Transponder Capacity for subsequent retransmission by the Satellite. Transmission Services shall also include the transmission of certain data signals to the Transponder Capacity, as described in Exhibit 2.03(b) (the "Data Services"). Transmission Services may be provided by HCSS or another Affiliate of HCG or a subcontractor to or an assignee of HCG hereunder. A statement of work for the Transmission Services is set forth in Exhibit 2.03(b).

     2.04 Subscriber Terminal Equipment Availability. Subscriber Terminal
          ------------------------------------------
Equipment Availability means HCG's representation on the date hereof that, under the SPS Developer Agreement, TCE has represented to HCG that (i) the price that TCE will charge for the sale of Subscriber Terminal Equipment on an original equipment manufacturer basis will not exceed the pricing as set forth in Exhibit 2.04-1 for purchases on the terms set forth therein; (ii) TCE's suggested retail price to a retailer for the Subscriber Terminal Equipment will not exceed Seven Hundred Dollars ($700.00) per unit; (iii) the Subscriber Terminal Equipment will meet the specific performance specifications set forth in Exhibit 2.04-2; and
(iv) manufacturing production of the Subscriber Terminal Equipment is scheduled to commence no later than the date set forth on Exhibit 2.04-3. It is expressly agreed and understood by the parties (x) that HCG does not guarantee the availability of any quantities of any Subscriber Terminal Equipment from TCE to NRTC (which only TCE can guarantee); and (y) that the performance specifications of Exhibit 2.04-2 may be modified or expanded by HCG from time-to-time to reflect modifications or expansions reasonably agreed upon by HCG and TCE that do not substantially and adversely affect such performance specifications, and that HCG shall promptly provide written notice to NRTC of any such modifications or expansions. The development status of the Subscriber Terminal Equipment shall be included in the progress reports provided to NRTC pursuant to Section 16.01. NRTC may negotiate directly with TCE to seek to obtain volume shipments, price discounts, and design changes or equipment additions that NRTC may need for its own DBS business; provided that any such design changes or equipment additions shall not eliminate or degrade any of the Subscriber Terminal Equipment specifications contained in Exhibit 2.04-2 or otherwise adversely affect HCG's ability to operate its DBS business or to perform its obligations under this Agreement. NRTC shall bear the full cost of any such design changes or equipment additions and NRTC agrees that any such changes or additions may not be implemented in a way that could delay the development, shipment dates, quantity, or manufacture of, or degrade the performance of, the Subscriber Terminal Equipment under the SPS Developer Agreement. HCG shall provide NRTC with a contract summary of the SPS Developer Agreement, compiled by HCG and TCE, and shall use its reasonable best efforts to provide such summaries within forty-five (45) days of the Execution Date.

     2.05 Development of Ground System. HCG shall provide NRTC with the
          ----------------------------
opportunity, upon reasonable request, to express its view regarding the ongoing development of the ground system used to provide the DBS Distribution Services (the

"Ground System") NRTC shall be kept abreast by HCG of any developments relating thereto. NRTC shall have the right to consult with HCG regarding, and may provide HCG with suggestions related to, the development of the Ground System, and HCG will consider incorporating any suggestions from NRTC that do not adversely affect the price, development schedule, marketability, or performance of such system and that do not otherwise adversely affect HCG's agreements with the developers of such system, but any decisions about the development of the Ground System shall remain in HCG's sole and absolute discretion.

     2.06 Security Services. The term "Security Services" means the
          -----------------
implementation of certain procedures and activities designed to prevent and/or respond to and remedy Security Breaches (as defined in Exhibit 2.06). A statement of work for the Security Services is set forth in Exhibit 2.06. HCG shall provide NRTC with contract summaries of the Conditional Access Segment Developer Agreement, the CAS Security Agreement and the Conditional Access Management Center Services Agreement, compiled by HCG and NDSPL (or NDI, as applicable), and shall use its reasonable best efforts to provide such summaries within forty-five (45) days of the Execution Date.

     2.07 Programming Services.
          --------------------

          (a) Subject to Sections 4.06(b), 7.08 and 19, HCG shall provide Programming Services. The term "Programming Service(s)" means HCG's provision of Cable Programming for transmission over the Transponder Capacity to NRTC Subscribers. The term "Cable Programming" means a package of 20 program services selected from Exhibit 7.07, including (x) at least twelve (12) Priority 1 program services from any program categories, (y) no more than five (5) Priority 2 program services from any program categories, and (z) at least three (3) program services from program category 5, all as set forth on such Exhibit. Prior to executing a Programming Agreement (as defined below) for the seventeenth (17th) such program service, HCG shall so notify NRTC in writing. NRTC shall have the right at any time prior to such notice and for a period of fifteen (15) days from receipt of such notice, in its sole discretion, to require that "ABC," "CBS," and "NBC" be included as part of the Cable Programming. In any event, if HCG or NRTC elects to provide any or all of "ABC," "CBS," and "NBC" as part of the Programming Services, then (xx) NRTC will be able to designate the source of any or all of the "ABC"/"CBS"/"NBC" programming and (yy) NRTC will provide and pay for the additional costs of delivery of the signal, if any, from such designated source to the transmission facilities. If the provisions of 17 United States Code (S) 111 or (S) 119 (or similar statutes) are not available to HCG for purposes of distributing "ABC," "CBS," or "NBC" as part of the Cable Programming under a compulsory copyright license, then HCG shall have no obligation to include "ABC," "CBS," or "NBC" as part of the Cable Programming, but will use reasonable efforts at NRTC's written request to attempt to include such services as part of the Cable Programming from such sources and at such prices as are reasonably acceptable to NRTC. HCG shall be responsible for acquiring the rights to distribute Cable Programming to all Eligible Residences that do not have available cable television service (as of the execution date of the relevant Programming Agreement, but in no event later than the Scheduled Service Commencement Date) through agreements with the holders of such rights (collectively, the "Programming Agreements") and/or compulsory copyright licenses. HCG shall use reasonable efforts to obtain the rights to distribute Cable Programming to Eligible Residences that have cable television service available (as of the execution date of the relevant Programming Agreement, but in no event later than the Scheduled Service Commencement Date), but NRTC and HCG acknowledge that such rights may not be possible to obtain on commercially reasonable terms, if at all, and that HCG's failure to obtain such rights shall not constitute a breach of this Agreement. The terms and conditions of such Programming Agreements shall be based upon cable industry standards for C-band TVRO satellite delivery and the pricing will be based substantially on accepted cable industry rate cards for each service. If the Programming Agreements require a guarantee as to minimum subscriber levels, then NRTC and HCG shall mutually agree on the amount of any such guarantee, but agree that, in any event, a minimum subscriber commitment level of five percent (5%) (with respect to Committed Member Residences) by the third anniversary of the Service Commencement Date is acceptable. Unless and until the Relief Notice Assignment or the Fulfillment Assignment is executed, NRTC shall not be liable for any penalties, guarantees or costs under the Programming Agreements for any period prior to the Service Commencement Date. If a material term of any such potential Programming Agreement would significantly differ from such standards, then the parties shall discuss such term, and may agree to accept such term, prior to HCG's final agreement with the program rights holder. NRTC shall have the right to consult with HCG regarding, and to review, all potential Programming Agreements prior to execution and, shall, if requested by HCG, assist HCG in related negotiations or discussions. The Programming Agreements shall be assignable by HCG to NRTC and HCG shall provide a copy of each such agreement, exclusive only of provisions regarding distribution rights in non-NRTC Territories, to NRTC promptly after execution.

          (b) NRTC expressly acknowledges and agrees that HCG may independently negotiate for and/or obtain program distribution rights to non-NRTC Territories for Cable Programming and other program services carried on the Transponder Capacity, in addition to entering into the Programming Agreements and that HCG may distribute some or all of the DBS Distribution Services to such non-NRTC Territories.

          (c) If required by any person or entity granting program distribution rights to HCG (a "Rights Holder"), HCG shall have the option, but not the obligation, upon ten (10) business days' notice to NRTC, not to transmit (or allow to be transmitted) (a "Blackout") Sports Programming that otherwise would be transmitted by a Superstation carried on the Transponder Capacity if HCG or any other User will carry such Sports Programming on the HCG Frequencies on a premium basis (e.g., pay TV) simultaneously with such Superstation's planned
               ----
transmission. Notwithstanding the foregoing sentence, if the provisions of any Programming Agreement would allow NRTC to compensate the Rights Holder, HCG, and/or any other appropriate person or entity as determined by HCG, and thereby avoid the need to Blackout certain Sports

Programming; then HCG shall advise NRTC of such provisions, and, to the extent permitted under the Programming Agreements and after NRTC's timely satisfaction of any requirements any Rights Holder or other person or entity may establish to waive such Blackout requirement with respect to certain Sports Programming, HCG will not Blackout such Sports Programming on the Transponder Capacity. In addition, and to the extent permitted by Law, NRTC shall have the right to insert or substitute other programming during such Blackouts. NRTC shall be responsible for any additional costs incurred by HCG in receiving and/or transmitting such substitute programming. "Sports Programming" means any video entertainment or information services that consist primarily of the transmission of an athletic or sporting event or activity. "Superstation" has the meaning provided in 17 United States Code (S) 119(d)(9) or any similar or any successor statute. The term "User" means any owner of a Transponder on a Satellite, including HCG if there remain any unsold Transponders, or any permitted lessee, licensee, user or assignee of such Transponder, but shall not include NRTC or its successors or assigns.

          (d) NRTC expressly acknowledges and agrees that if HCG acquires the rights to provide as part of the Cable Programming the transmission of any television broadcast station owned by, operated by, or affiliated with, ABC, CBS, NBC, Fox or PBS, through a compulsory copyright license under 17 United States Code (S) 119 (or any similar or successor statute), that such services may be provided only to households who qualify as "Unserved Households" (as defined in 17 U.S.C. (S) 119(d)(10) (or any similar or successor statute)). To this end, NRTC agrees to provide to HCG promptly upon request (and in any event within ten (10) days) a list (in electronic media form based on industry standards) and compatible with the requirements of HCG's billing provider and the CAMC databases) identifying all NRTC Subscribers who receive such services by address, county and zip code, as well as any other information that may be required by Law to be provided to the holders of the rights for such program services. The information contained in such list will be deemed Confidential Information for purposes of Section 17, except that HCG shall have the right to provide such list to the relevant network and/or the Copyright Royalty Tribunal as required by such (S) 119, or as otherwise required by Law, without seeking confidential treatment.

     2.08 NRTC Right to Independent Business System. Subject to the provisions
          -----------------------------------------
on marketing set forth in Section 5 (which provisions supersede this Section
2.08 to the extent they are inconsistent), nothing herein shall infringe on the right of NRTC to establish and operate its own partitioned and independent DBS business. Such business includes the right to control NRTC Subscriber access to programming and other services transmitted over the 101 degrees Satellite(s), but only to the extent such access control occurs through Subscriber Terminal Equipment utilized by such NRTC Subscribers that is owned by NRTC or Committed Members. HCG agrees to reasonably cooperate with NRTC to provide such control. Nothing herein shall prevent NRTC from negotiating on its own behalf with Users to combine NRTC's business system with the system(s) of such Users. Notwithstanding the foregoing, the parties expressly acknowledge and agree that, if HCG has the right to distribute programming distributed or carried by USSB or other

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Users, then such programming will be deemed DirecTv Programming and may be distributed to Eligible Residences (including Committed Member Residences and NRTC Subscribers) in the same manner as other DirecTv Programming may be so distributed, and HCG will have the same Subscriber Terminal Equipment access rights, and the same marketing rights and obligations, as provided under Section 5.02.

     2.09 Eligible Commercial Establishments.
          ----------------------------------

          HCG and NRTC acknowledge that it may be mutually advantageous to allow NRTC to distribute the DBS Distribution Services to commercial establishments (e.g., hotels, bars, restaurants) in the RSAs ("Eligible Commercial Establishments"), as well as to Committed Member Residences. The parties therefore agree to negotiate in good faith to determine the terms and conditions pursuant to which NRTC may provide DBS Distribution Services to Eligible Commercial Establishments. HCG shall use reasonable efforts to obtain Programming Agreements that allow the distribution of Cable Programming to Eligible Commercial Establishments.

3.   Payment Terms
     -------------

     The following fees shall be paid by NRTC to HCG as set forth below:

     3.01 Transponder Capacity Fee. The fee for the provision of the Transponder
          ------------------------
Capacity (the "Transponder Capacity Fee") is equal to the product of (x) the aggregate of the Committed Member Payments, multiplied by (y) [**]. If
                                            ----------
HCG on its own accord, and in its sole discretion, enhances the technical quality or information capacity of a Program Channel, then NRTC shall have no obligation to compensate HCG. HCG shall have no obligation to provide or attempt any such enhancement, nor to provide more than twenty (20) Program Channels (except as otherwise provided in Exhibit 19 if applicable).

     3.02 TT&C Fee.
          --------

          (a) The fee for the provision of the TT&C Services (the "TT&C Fee") for any given month shall be equal to the product of (x) the TT&C Base Amount, multiplied by (y) the number of Authorized Subscribers calculated for such
---------- --
month. The initial "TT&C Base Amount" shall be determined on May 1, 1993 (or on July 1, 1993 if the July Extension is applicable), and be based on the aggregate amount of Committed Member Payments actually paid to HCG or owed to HCG as Second Payments under Section 1.01(b)(iv) as of such date as follows:

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.


     Committed Member Payments                         TT&C Base Amount
     -------------------------                         ----------------
     $0           to $149,999,999.99                         [**]
     $150,000,000 to $199,999,999.99                         [**]
     $200,000,000 to $249,999,999.99                         [**]
     $250,000,000                                            [**]

"Authorized Subscribers" means any and all NRTC Subscribers that are authorized by the CAMC as of the 15th day of any given billing month to receive any or all of the DBS Distribution Services. The TT&C Fee is subject to adjustment as the TT&C Base Amount is adjusted under Section 3.02(b). The TT&C Fee shall be payable within thirty (30) days following HCG's invoice; provided that such invoice shall not be submitted to NRTC prior to the 16th day of the given billing month. The TT&C Fee shall begin to apply on and as of the Service Commencement Date.

          (b) (i) Beginning on the tenth one-year anniversary of the Service Commencement Date and on each subsequent yearly anniversary, the TT&C Base Amount shall be adjusted to an amount calculated pursuant to the following formula: the sum of (i) the then-current TT&C Base Amount plus (ii) the
                                                               ----
     product of (x) the then-current TT&C Base Amount multiplied by (y) the
                                                      -------------
     lesser of five percent (5%) or the percentage increase in the Consumer Price Index as of such anniversary as compared with the Consumer Price Index as of the last such anniversary. The "Consumer Price Index" means that certain consumer price index rate for all urban consumers U.S. City Average published by the United States Department of Labor. If the Consumer Price Index ceases to be published, or the basis of calculation thereof is significantly altered, HCG and NRTC shall negotiate in good faith to determine a mutually acceptable, and reasonable equivalent, substitute inflation index.

          (ii) At such time as the aggregate amount of the TT&C Fees paid by NRTC to HCG meets or exceeds the "Accrued TT&C Expenses" for all program Channels, then NRTC's payment for TT&C Services shall be converted from a per Authorized Subscriber fee to a fixed fee (the "TT&C Fixed Fee Conversion"). Upon the TT&C Fixed Fee Conversion, the TT&C Base Amount shall be [**] per Program Channel per month (and may be adjusted under
     Section 3.02(b)(i)), regardless of the number of Authorized Subscribers or the number of program services distributed by Committed Members. The "Accrued TT&C Expenses" for a given Program Channel means the product of
     (x) [**], multiplied by (y) the total number of months for which TT&C
               -------------
     Services have been provided for such Program Channel during the period from the Service Commencement Date to and including the month of such calculation. HCG will provide written notice to NRTC of such TT&C Fixed Fee Conversion and NRTC shall continue to be responsible for coordinating and collecting Committed Members' payments of such fees.

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.


          (iii) If NRTC partially terminates this Agreement as to any Program Channel under Section 10.03 prior to the TT&C Fixed Fee Conversion, then the TT&C Base Amount shall be reduced to an amount calculated pursuant to the following formula: the product of (x) the then-current TT&C Base Amount, multiplied by (y) the number of Program Channels immediately
             -------------
     following such termination, divided by (z) the number of Program Channels
                                 ------- --
     immediate preceding such termination. If NRTC partially terminates this Agreement as to any Program Channel under Section 10.03 after the TT&C Fixed Fee Conversion, then no TT&C Fee shall be due for the terminated Program Channel.

     3.03 Ground Services Fees. The fees for the provision of the Ground
          --------------------
Services shall consist of payments for ground service equipment capital costs (the "Ground Capital Fee") and fees for operating expenses (the "Ground Services Fee") as set forth below.

          (a) The Ground Capital Fee is equal to the product of (x) the aggregate of the Committed Member Payments, multiplied by (y) [**].
                                            -------------

          (b) The Ground Services Fee for any given month shall be equal to the product of (x) the Ground Services Base Amount, multiplied by (y) the number
                                                    ---------- --
of Authorized Subscribers calculated for such month. The initial "Ground Services Base Amount" shall be determined on May 1, 1993 (or on July 1, 1993 if the July Extension is applicable), and shall be based on the aggregate amount of Committed Member Payments actually paid to HCG or owed to HCG as Second Payments under Section 1.01(b)(iv) as of such date as follows:

                                                       Ground Services
     Committed Member Payments                           Base Amount
     -------------------------                         ---------------
     $0           to $149,999,999.99                         [**]
     $150,000,000 to $199,999,999.99                         [**]
     $200,000,000 to $249,999,999.99                         [**]
     $250,000,000                                            [**]

The Ground Services Fee is subject to adjustment as the Ground Services Base Amount is adjusted under Section 3.03(c). The Ground Services Fee shall be payable within thirty (30) days following HCG's invoice; provided that such invoice shall not be submitted to NRTC prior to the 16th day of the given billing month. The Ground Services Fee shall begin to apply on and as of the Service Commencement Date.

          (c) (i) Beginning on the third one-year anniversary of the Service Commencement Date and on each subsequent yearly anniversary thereafter, the Ground Services Base Amount shall be adjusted to an amount calculated pursuant to the following formula: the sum of (i) the then-current Ground Services Base Amount plus (ii) the product of (x) the then-current Ground
                          ----
     Services Base

     Amount, multiplied by (y) the lesser of five percent (5%) or the percentage
             -------------
     increase in the Consumer Price Index as of such anniversary as compared with the Consumer Price Index as of the last such anniversary (or as of the Execution Date in the case of the first adjustment to be made).

                (ii) If NRTC partially terminates this Agreement as to any Program Channel under Section 10.03 prior to the Ground Services Fixed Fee Conversion (if applicable and as set forth in Exhibit 19), then the Ground Services Base Amount shall be reduced to an amount calculated pursuant to the following formula: the product of (x) the then-current Ground Services Base Amount, multiplied by (y) the number of Program Channels immediately
                  ---------- --
     following such termination, divided by (z) the number of Program Channels
                                 ------- --
     immediately preceding such termination. If NRTC partially terminates this Agreement as to any Program Channel under Section 10.03 after the Ground Services Fixed Fee Conversion (if applicable), then no Ground Services Fee shall be due for the terminated Program Channel.

          (d) If the Service Equipment used to provide the Ground Services is used to provide any satellite services over transponder capacity other than the Transponder Capacity; then, subject to the limitations in the next sentence of this Section 3.03(d), (i) HCG shall reduce the amount of the Ground Services Fee to reflect, in its reasonable discretion, the shared operating expenses attributable to such shared usage; and (ii) HCG shall reduce the amount of the Ground Services Fee to reflect, in its reasonable discretion, the prorated, amortized costs for the Service Equipment used by such user and shared with NRTC. No reduction shall be made under this Section 3.03(d) with respect to any Service Equipment that is dedicated exclusively to providing the DBS Distribution Services or for any operating expenses that are attributable to providing the DBS Distribution Services and not shared with other users. HCG shall notify NRTC after any adjustment of the Ground Services Fee under this
Section 3.03(d) and shall accompany such notification with (x) a list of all Service Equipment that is shared and with respect to which the Ground Services Fee is to be adjusted, and (y) a written explanation of the basis for the adjustment, certified by the Chief Financial Officer of HCG. NRTC shall have the right to inspect any such shared Service Equipment during normal business hours upon reasonable notice to HCG.

     3.04 Security Services Fee.
          ---------------------

          (a) The fee for the provision of the Security Services (the "Security Services Fee") is set forth in Exhibit 3.04. HCG represents and warrants that the Security Services Fee to be paid by NRTC to HCG for any subscriber shall be no more than One Hundred Twenty Percent (120%) of the total HCG Security Costs for such subscriber. The "HCG Security Costs" means, with respect to any subscriber, the sum of (x) the fees to be paid for such subscriber to NDSPL under the CAS Security Agreement or to any subsequent service provider under a subsequent security service agreement (less any royalties, discounts, payments or other consideration received by HCG from NDSPL with respect to such subscriber), plus (y) the charges for telephone usage
                                  ----
between the

Subscriber Terminal Equipment and the CAMC. If NRTC (or a Committed Member) initially registers a Committed Member Residence with the CAMC (an "NRTC-Registered Subscriber"), then, between HCG and NRTC, NRTC shall be solely responsible for the Security Services Fee for such NRTC-Registered Subscriber. If, on the other hand, a person or entity other than NRTC (or a Committed Member) initially registers a subscriber with the CAMC, then, between HCG and NRTC, such other person or entity shall be solely responsible for the Security Services Fee for such subscriber. Finally, if a Committed Member Residence is either (xx) initially registered by the CAMC simultaneously for both DBS Distribution Services and DirecTv Programming services or (yy) later subscribes to both such services by adding the other package (a "Joint Subscriber"), then each of HCG and NRTC shall be responsible for 50% of such Security Services Fee for such Joint Subscriber. The Security Services Fee due from NRTC to HCG in a billing month shall be calculated by HCG using the number of NRTC-Registered Subscribers and Joint Subscribers calculated for such month. The Security Services Fee shall be payable within thirty (30) days following HCG's invoice; provided that such invoice shall not be submitted to NRTC prior to the 16th day of the given billing month. NRTC recognizes and understands that the HCG Security Costs may be increased or decreased due to (i) HCG's renegotiation with NDSPL pursuant to the CAS Security Agreement, (ii) HCG's use of another service provider upon termination of the CAS Security Agreement, and/or (iii) increases or decreases in the charges for telephone usage. As a consequence, HCG may, upon written notice to NRTC, adjust such Security Services Fee in an amount commensurate with any such increase or decrease in the HCG Security Cost; provided, however, that such adjustment will not result in a Security Service Fee of more than One Hundred Twenty percent (120%) of the total HCG Security Costs. The Security Services Fee shall begin to apply on and as of the Service Commencement Date.

          (b) If a Security Breach (as defined in Exhibit 2.06) occurs, and such breach has not been Cured (as defined in Exhibit 2.06) within 30 days after the Security Breach Date (as defined in Exhibit 2.06) (the "Fee Suspension Date"), then the Security Service Fee shall be suspended from and after the Fee Suspension Date until the Security Breach is Cured; provided, however, that such suspension shall not relieve NRTC of its obligation to pay to HCG the amount of any Security Service Fee due and payable to HCG for services provided prior to such Fee Suspension Date nor relieve NRTC of any other payment obligation hereunder.

     3.05 Programming Fees. NRTC shall pay HCG all the programming fees
          ----------------
required to be paid by HCG under the Programming Agreements or required to be paid by HCG under the compulsory copyright licenses for Program Services provided to NRTC Subscribers and/or any fees, guarantees, penalties or costs due under the Programming Agreements that are attributable to a failure to provide a minimum subscriber level of Committed Member Residences as provided in Section
2.07 (the "Programming Fees"). The Programming Fee shall begin to commence on and as of the Service Commencement Date.

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.


     3.06 NRTC Revenue Fee.
          ----------------

          (a) From the second anniversary of the Service Commencement Date through the expiration, termination or cancellation of this Agreement (the "NRTC Revenue Fee Termination Date"), NRTC will pay HCG, on or before the dates set forth in Section 3.06(b), an "NRTC Revenue Fee" equal to [**] of Gross NRTC Revenue. "Gross NRTC Revenue" means gross revenue due to NRTC from Members or other persons or entities that is generated by NRTC's sale and/or provision of the DBS Distribution Services (provided under or pursuant to this Agreement, but exclusive of payments received for the provision of the Transponder Capacity, the Ground Capital Fee, NRTC's provision of subscriber billing and/or authorization services to Committed Members, or for the sale of Subscriber Terminal Equipment) or any other services that utilize the Transponder Capacity to NRTC Subscribers and other consumers (e.g., it shall exclude revenues from
                                         ---
intra-NRTC/Member load control services and intra-NRTC/Member Data Services), excluding only sales taxes, gross receipt taxes and similar taxes imposed by any Governmental Body on NRTC's sale or provision of such services. In no event shall Gross NRTC Revenue for the relevant period be less than the aggregate amounts paid by NRTC to HCG under this Agreement for TT&C Fees, Ground Services Fees, Security Services Fees and Programming Fees in that same period. Services shall be deemed to have been sold or provided by NRTC when invoiced, or if not invoiced, when actually provided, or when paid for if paid for before the provision of service.

          (b) The NRTC Revenue Fee shall be payable annually, with the first payment due on the third anniversary of the Service Commencement Date and each subsequent payment due on each one-year anniversary thereafter, and, in any event, no later than sixty (60) days after the NRTC Revenue Fee Termination Date. On each such payment date, NRTC shall furnish to HCG: (x) a statement certified by the Chief Financial Officer of NRTC of the amount of the Gross NRTC Revenue during the twelve-month period ending on the close of the immediately preceding calendar quarter with detail sufficient to permit the computation of the NRTC Revenue Fee due for such period pursuant to Section 3.06(a), and the amount of such NRTC Revenue Fee due (the "Yearly Statement"); and (y) payment drawn on a United States bank in immediately available funds in the amount of the NRTC Revenue Fee due for such period. Acceptance by HCG of any NRTC Revenue Fee payment under this Section 3.06(b) shall not constitute acceptance of the contents of the accompanying statement.

          (c) NRTC shall provide HCG with monthly statements detailing the NRTC Revenue Fee owing to HCG for the prior month. Such statement shall be due no later than the tenth calendar day of the month subsequent to the month for which information is being provided (e.g., the statement which covers NRTC's revenue
                               ----
for the period January 1995 shall be due no later than February 10, 1995). The statement shall contain detail sufficient to permit the computation of the NRTC Revenue Fee for such period.

          (d) Should HCG fail to timely pay to NRTC the amount of any DirecTv Fee as provided in Section 5.02(b), then NRTC shall have the right to offset such amount against, and to deduct such amount from, any NRTC Revenue Fee payable to HCG under this Section 3.06.

     3.07 Place of Payment. All payments by NRTC shall be made to HCG at HCG's
          ----------------
principal place of business, as designated in Section 18.03, and shall be deemed to be made only upon actual receipt by HCG. All refunds by HCG shall be made to NRTC at NRTC's principal place of business as designated in Section 18.03, and shall be deemed to be made only upon actual receipt by NRTC.

     3.08 Letter of Credit, HCG Priority to Payment. NRTC shall deliver to HCG
          -----------------------------------------
an irrevocable letter of credit, in substantially the identical form as Exhibit
3.08 (the "Letter of Credit") from CFC or a financial institution identified on
Exhibit 1.01(b)(v)-1 or such other financial institution as mutually agreed to the reasonable satisfaction of both parties, to secure NRTC's payment obligations hereunder. The Letter of Credit shall be delivered on or before the Service Commencement Date and such Letter of Credit or a Replacement Letter of Credit, as allowed below, shall remain in place until the expiration, cancellation or termination of this Agreement. The amount of the Letter of Credit shall equal the total amount of TT&C Fees, Ground Services Fees, Security Service Fees, Programming Fees and NRTC Revenue Fees payable to HCG for an immediately preceding three month period (and to determine the initial amount, it shall be such amounts expected to be paid for the three months after the Service Commencement Date), as calculated by HCG (the "LC Amount"). In any case, the minimum number of NRTC Subscribers, for purposes of calculating the LC Amount, shall be One Hundred Thousand (100,000). The Letter of Credit shall be irrevocable, and subject only to an adjustment every six months (beginning with the period ending six months after the Service Commencement Date) to reflect the new LC Amount. If the Letter of Credit is not reinstated as provided in Section 4 therein, or is not renewed or is not adjusted as provided in Section 5 therein; then NRTC shall promptly deliver to HCG a replacement irrevocable letter of credit in a form substantially identical to Exhibit 3.08 (the "Replacement Letter of Credit," which shall be deemed the Letter of Credit for all purposes of this Agreement); and, in any case, from and after such non-reinstatement, non-adjustment or non-renewal, (a) HCG may retain any monies payable to NRTC hereunder as a deposit against any non-payment under this Agreement (a "Deposit"), up to the LC Amount, until a Replacement Letter of Credit is properly delivered by NRTC to HCG, at which time HCG shall promptly remit the amount of such Deposit to NRTC; and (b) HCG may draw down whatever amount remains under the existing Letter of Credit and may hold such amount as a Deposit until a Replacement Letter of Credit is properly delivered by NRTC to HCG, at which time HCG shall promptly remit the amount of such Deposit to NRTC. After the Deposit is applied to any due and unpaid obligations under this Agreement, any unused amounts of the Deposit shall be promptly refunded by HCG to NRTC after the expiration, cancellation or termination of this Agreement.

     3.09 Prompt Repayment. All refunds provided for in this Agreement to be
          ----------------
made by HCG shall be made without interest within fifteen (15) business days following notification to HCG of the occurrence of the event giving rise to such refund; provided, however, that any such late payment not made within such time period by HCG to NRTC shall bear interest calculated at the rate set forth in Section 18.01, calculated from the date payment was due until the date it is received by NRTC.

     3.10  HCG Suspension of Services.
           --------------------------

           (a) If NRTC receives full payment of any fees described in this
Section 3 (including any Second Payments described in Section 1.01(b)) from a Committed Member and NRTC does not pay HCG such fees as required under this Agreement, then HCG shall not have the right to suspend services (and/or, in the case of a failure to make Second Payments, HCG shall not have the right to refuse to commence services) to any such paying Committed Member but (i) shall have any and all rights under this Agreement, and at law or in equity, to collect such sums and any damages (as limited by Section 13), costs, liabilities, and expenses (including without limitation, court costs and reasonable attorney and other third party fees) (collectively, "Expenses") associated therewith from NRTC and (ii) shall have the further right, thereafter, to require the Committed Member to pay all such fees (including any Second Payments) directly to HCG rather than NRTC and (iii) upon the expiration of the relevant cure period in Section 11.02, HCG shall have the right to draw down on the Letter of Credit pursuant to Section 3.08 in an amount equal to (and, if applicable, use the Deposit for) all such fees.

           (b) If HCG does not receive full, timely payment from NRTC of any portion of the fees described in this Section 3 (including any Second Payments described in Section 1.01(b)) because a Committed Member has not paid NRTC, then
(i) NRTC shall as promptly as possible and, in any case, within ten (10) days, identify in writing to HCG any and all Committed Members that are delinquent in paying their allocated portion of such fees and/or their Second Payments, (ii) HCG may, at its sole discretion, after written notice to any such identified Committed Member at an address supplied by NRTC followed by a fifteen (15) day period to cure (it being expressly understood that a cure may consist of NRTC's identifying facially incorrect amounts on an HCG invoice and that NRTC may cure any such non-payment itself and if it does so, may have rights under the Member Contract to assume all rights and obligations of such delinquent Committed Member under such Member Contract) cease providing (and/or, in the case of a failure to make Second Payments, HCG shall also have such right not to commence) any or all of the DBS Distribution Services to such identified Committed Member and/or any or all of its NRTC Subscribers and shall have the further right to commence judicial action, at law and in equity, to collect such sums and Expenses associated therewith from such identified Committed Member directly (and the Member Contract shall contain provisions to this effect); and (iii) upon the expiration of the relevant cure period in Section 11.02, HCG shall have the right to draw down on the Letter of Credit in an amount equal to (and, if applicable, use the Deposit for) all overdue fees owed by such delinquent Committed Member to NRTC and all fees attributable or allocable to such Committed Member (and, if applicable, use the Deposit for) through the 15th day of such cure period that are not yet overdue.

           (c) If NRTC does not timely identify the Committed Members who are not paying their fees and/or their Second Payments and NRTC does not timely pay the fees and/or Second Payments owed by NRTC to HCG, then HCG shall have any and all rights under this Agreement, and at law or in equity, to collect such sums and Expenses associated therewith from NRTC, and upon the expiration of the relevant cure period in Section 11.02, HCG shall have the right to draw down on the Letter of Credit in an amount equal to (and, if applicable, use the Deposit for) all such fees, and shall have the right to require all Committed Members to pay all such fees and/or their Second Payments directly to HCG rather than NRTC.

           (d) Notwithstanding anything to the contrary in this Agreement, if
(a) HCG has suspended (and/or not commenced) any DBS Distribution Services to a Committed Member and/or its NRTC Subscribers pursuant to this Section 3.10, and
(b) NRTC is due a Complete Refund and/or Partial Refund under this Agreement; then HCG shall have the right to offset and deduct from the amount of such refund(s) the total or pro-rata (as appropriate) amounts due and owing as described above, plus interest on such amounts. If the period of suspended (and/or non-commenced) service to any Committed Member under this Section 3.10 exceeds sixty (60) days, then HCG shall have the termination rights set forth in
Section 11.02(f). If NRTC does not identify delinquent Committed Members as contemplated by this Section 3.10 and does not timely pay any fees and/or Second Payments owed by NRTC to HCG, or receives full payment of any fees (including any Second Payments) from a Committed Member but does not pay HCG such fees and/or Second Payments as required under this Agreement, then HCG shall have the termination rights set forth under Section l1.02(e)(i), in addition to those rights set forth above.

     3.11  Late Payment and Interest.  Any late payments by NRTC to HCG shall be
           -------------------------
with interest calculated at the rate set forth in Section 18.01, payable with the amount due and calculated from the date payment was due until the date it is received by HCG. In no event shall interest paid on any Committed Member Payment, Second Payment, and/or Escrowed Committed Member Payment be deemed part of any such Committed Member Payment, Second Payment or Escrowed Committed Member Payment.

     3.12  Other Fees.  If NRTC markets and/or sells the DBS Distribution
           ----------
Services to persons or entities in non-NRTC Territories, then NRTC shall compensate HCG for the provision of such DBS Distribution Services (except only Transponder Capacity if Exhibit 19 applies) on a per subscriber basis in amounts equal to those provided for in this Section 3 for the provision of such services to NRTC Territories.

4.   Service Commencement, Service Term and Related Matters.
     ------------------------------------------------------

     4.01  Service Commencement Date.
           -------------------------

           (a) The "Service Commencement Date" shall mean the date upon which HCG commences the provision of the DBS Distribution Services, with all such services having completed Acceptance pursuant to Section 4.04. The "Scheduled Service

Commencement Date" is April 1, 1994 and is based upon a scheduled launch date of the Satellite in December 1993 (the "Scheduled Launch Date"). HCG has a contract with Arianespace for the launch of the Satellite, and Arianespace has scheduled the launch of the Satellite for December 1993. HCG shall use its reasonable best efforts to cause the Service Commencement Date to occur no later than 90 days after the Scheduled Launch Date. HCG shall use its reasonable best efforts to cause the launch of the Satellite to occur on or about the Scheduled Launch Date; provided, however, that HCG shall have the right to determine, in its sole discretion, which launch vehicle to use, and shall have the right to change the Scheduled Launch Date as required by the availability of launch reservations and launch services and by such other events as HCG determines require changes in such date, and HCG shall not be required to pay for launch services at commercially unreasonable rates, based on prevailing launch market rates, to obtain a particular launch date. The Scheduled Service Commencement Date shall not change as a result of any change in the Scheduled Launch Date. The only consequence of HCG's failure to meet the Scheduled Service Commencement Date shall be as set forth in Sections 4.01(b), 4.02, 11.01 and 11.02. If the Service Commencement Date does not occur on or before the Scheduled Service Commencement Date, HCG shall use its reasonable best efforts to make the Service Commencement Date occur as soon thereafter as possible. Notwithstanding the above, HCG shall have the right in any case to make the Service Commencement Date occur earlier than April 1, 1994; provided that HCG shall obtain the consent of NRTC (which NRTC may grant or withhold) to such early Service Commencement Date if such date is to occur before December 1, 1993.

          (b) If the Transponder Capacity is not Available (as defined below), but HCG is able to provide a portion of the twenty (20) Program Channels (a "Partial Delivery"), then HCG shall notify NRTC of the Partial Delivery (the "Partial Delivery Notice") and NRTC may reject such Partial Delivery by providing written notice to HCG within ninety (90) days after receipt of the Partial Delivery Notice. If NRTC accepts (or does not timely reject) such Partial Delivery, then (i) this Agreement shall be terminated with respect to any non-provided Program Channels and NRTC's obligation to pay the TT&C Fees, Ground Services Fees, and Programming Fees associated with such non-provided Program Channels shall terminate; (ii) NRTC shall receive a pro-rata refund of the Committed Member Payments attributable to such non-provided Program Channels as set forth in Section 11.01(c); (iii) the Service Commencement Date shall be deemed to occur when all other portions of the DBS Distribution Services can be provided and Acceptance of such other portions has been completed; (iv) NRTC shall have no rights to any Late Commencement Fees and shall not have any other termination rights under this Agreement with respect to such non-provided Program Channels; and (v) HCG shall have no further obligations to provide such non-provided Program Channels to NRTC. If NRTC timely notifies HCG that it does not accept Partial Delivery, then the Service Commencement Date shall not be deemed to occur unless and until HCG is able to provide all twenty (20) Program Channels; and, if HCG is not able to do so before the Rescission Date, then NRTC and HCG shall have the termination rights set forth in Sections 11.01 and 11.02, respectively. Transponder Capacity is "Available" if such capacity is capable of providing twenty (20) Program Channels that meet the Minimum

Requirements. Except only as provided in Exhibit 19, if applicable, HCG shall have the option, but not the obligation, to provide additional or replacement Transponder Capacity or utilize spare equipment if Transponder Capacity is not Available to provide all twenty (20) Program Channels.

     4.02  Late Commencement Payments.  If the Service Commencement Date has not
           --------------------------
occurred on or before December 31, 1994, and this Agreement has not been terminated or cancelled earlier and has not expired, then HCG shall pay to NRTC, on a monthly basis, as a late fee (the "Late Commencement Fee") an amount equal to product of (x) 0.009542 multiplied by (y) the aggregate amount of the
                           -------------
Committed Member Payments actually paid to HCG (and specifically excluding any Second Payments owing to HCG). The first payment of the Late Commencement Fee (if any) shall be made on March 31, 1995, with any subsequent payments made at the end of each subsequent month thereafter. Payment of the Late Commencement Fee shall continue until the earliest to occur of (i) the Service Commencement Date or (ii) such time as the total Late Commencement Fee paid equals the product of (xx) 0.343512, multiplied by (yy) the aggregate Committed Member
                          -------------
Payments actually paid to HCG (and specifically excluding any Second Payments owing to HCG). Any Late Commencement Fee amount due at the end of a month in which the Service Commencement Date occurs shall be pro-rated. No Late Commencement Fees shall be due or payable if the failure or delay in the performance by HCG of its obligations hereunder results from any acts or omissions of NRTC or its Members or Affiliates.

     4.03  [Intentionally Omitted.]

     4.04  Acceptance.  HCG shall test the performance of the Transponder
           ----------
Capacity, Ground System, and Security Services in accordance with an acceptance test plan to be prepared by HCG and delivered to NRTC at least 180 days prior to the Scheduled Service Commencement Date. NRTC shall have the right to be present at and observe all acceptance testing and HCG shall provide NRTC with written test results relevant to the DBS Distribution Services promptly thereafter. A summary outline of the acceptance test plan, including a description of the test phases and methods used to demonstrate compliance with the Minimum Requirements set forth in Exhibit 7.01, is set forth in Exhibit
4.04. "Acceptance" of the DBS Distribution Services shall be deemed to have occurred when (a) the DBS Distribution Services meet the Minimum Requirements (and, in the case of Subscriber Terminal Equipment Availability, upon HCG's representation to NRTC that TCE's production capability is in place and that TCE is ready to commence production of Subscriber Terminal Equipment (or that Subscriber Terminal Equipment is in production); provided, however, that the only consequences of HCG's inability to provide such representation prior to the Rescission Date are that, unless and until such representation is waived by NRTC or produced by HCG, the Service Commencement Date shall not occur and Late Commencement Fees may be payable under Section 4.02); and (b) HCG has notified NRTC in writing that HCG is ready to commence the immediate provision of all the DBS Distribution Services and HCG anticipates continuous service under the terms of this Agreement.

     4.05  Ownership of Service Equipment.  The Transponder Capacity and all
           ------------------------------
other equipment and property utilized by HCG, its Affiliates and/or its subcontractors or assignees to provide the DBS Distribution Services and other services (if any) to NRTC hereunder (the "Service Equipment") shall remain the sole and exclusive property of HCG, its Affiliates and/or its subcontractors or assignees (as appropriate), and NRTC shall have no rights in or to such Service Equipment except for (i) NRTC's contractual rights to have DBS Distribution Services and other services (if any) provided over such equipment under this Agreement, and (ii) any Subscriber Terminal Equipment and any other Service Equipment not contemplated by this Agreement that NRTC or Committed Members have independently purchased from third parties. Nothing in this Section 4.05 shall modify HCG's obligation, under Section 3.03(d), to reduce the Ground Services Fee in certain circumstances as set forth therein.

     4.06  Service Term: Programming Renewal; Design of Satellite.
           ------------------------------------------------------

           (a) Service Term. Except for Programming Services (as set forth below
               ------------
in Section 406(b)) or as such obligation may be modified by other provisions of this Agreement, and unless this Agreement is terminated, is cancelled, or expires earlier, HCG shall provide the DES Distribution Services until the Satellite Expiration Date. The "Satellite Expiration Date" means the date on which HCG, after the conditions referred to in either clause (i) or clause (ii), below, have occurred, in its sole discretion, removes the Satellite from its assigned orbital location. Subject to any FCC Rules which may exist, the Satellite Expiration Date shall not occur until such time as (i) the remaining fuel on board the Satellite is less than 6% of the initial fuel mass prior to launch, including reasonable provision for uncertainty in estimation of fuel, or
(ii) there are fewer than eight (8) Transponders on the Satellite capable of meeting the transponder performance specifications of the respective Users or capable of providing Transponder Capacity that meets the Minimum Requirements. Upon the Satellite Expiration Date, HCG will have no further obligations under this Agreement (except any unfulfilled obligations under Section 15) and this Agreement will terminate. HCG will, to the extent possible, provide NRTC with ninety (90) days' notice prior to the scheduled Satellite Expiration Date. Nothing in this Section 4.06 modifies NRTC's rights, if applicable, to terminate this Agreement pursuant to Section 11.01(d) and obtain a Partial Refund.

           (b) Programming Renewal.  Unless this Agreement is terminated,
               -------------------
cancelled or expires earlier, and except as such obligation may be modified by other provisions of this Agreement, HCG shall provide each of the program services provided under the Programming Services until the termination, expiration or cancellation of the Programming Agreement (or, in the case of Programming Services provided under a compulsory copyright license, until the earlier to occur of three years or once such license is not available) pursuant to which HCG provides such program service. On or before the 365th day prior to the scheduled expiration of each Programming Agreement (a "Programming Renewal Date"), after consultation with NRTC, HCG shall notify NRTC whether HCG, in its sole discretion, will seek renewal of such Programming Agreement. If HCG indicates that it will seek renewal of a Programming Agreement, and is able to obtain such renewal, then HCG's provision of a program service under such

Programming Agreement shall be extended in accordance with the provisions of the renewal agreement. The standards set forth in Section 2.07, as then-existing at the time of renewal, shall apply to any such renewal unless NRTC and HCG otherwise agree in writing. If HCG elects not to seek renewal, or if HCG seeks renewal but is unable to obtain such renewal by the 180th day following HCG's notice to NRTC, then NRTC shall have the right to directly seek renewal rights of such Programming Agreement. In such an event, HCG's obligations to provide the program service provided under such Programming Agreement shall terminate upon the relevant Programming Renewal Date. In all cases, NRTC's and/or the Committed Member's obligations to pay for the Security Services, Ground Services and TT&C Services under this Agreement shall continue after the Programming Renewal Date(s) for so long as such services are provided hereunder.

           (c) Satellite Design.  HCG will design the Satellite so that its
               ----------------
propulsion tanks have the capacity to hold an amount of fuel that is sufficient, when applying fuel usage projections for launch operations and on-station operations established prior to launch using standard engineering practices, to
(a) launch the Satellite into its assigned orbital slot; (b) operate the Satellite for 12 years or more; and (c) boost the Satellite out of orbit as anticipated under Section 4.06(a). In addition, all critical electronic devices on the Satellite shall have a design life of 12 years or more. The Satellite is designed to provide CONUS DBS service and, subject to FCC consent, will operate in that manner. The parties acknowledge, however, that (1) the Satellite's design and all other decisions concerning the Satellite, including the amount of fuel with which the Satellite is launched, will be made by HCG in its sole discretion and (2) NRTC's sole remedies shall be as set forth in Section 10 and
Section 11.01(d), regardless of whether HCG designed the Satellite in compliance with the provisions of this Section 4.06(c). If any decisions are made by HCG that will have a material effect on the operational life of the Satellite, then HCG shall promptly notify NRTC of such decisions and their effects.

5.   Marketing Rights
     ----------------

     5.01  Marketing of DBS Distribution Services in NRTC Territories.
           ----------------------------------------------------------

           (a) HCG grants NRTC the exclusive right to market and sell the DBS Distribution Services to Members for distribution to Committed Member Residences or directly to Committed Member Residences; it being expressly agreed and understood that any rights as to Programming Services shall extend only as to the extent and for the duration as may be provided under the relevant Programming Agreements. For purposes of Sections 5.01(a) and 5.01(b), Committed Member Residences shall be determined based upon Member Contracts executed as of December 11, 1992 (or May 1, 1993 or July 31, 1993, if applicable). NRTC shall have the sole and exclusive right to determine the terms and conditions upon which it will market the DBS Distribution Services to such Members and Committed Member Residences, and subject to the provisions of Section 3, shall be entitled to all revenues from such marketing.

           (b) (i) Beginning on December 11, 1992 (or May 1, 1993 or July 31, 1993, if applicable), HCG shall have the exclusive right to market and sell the

     DBS Distribution Services, and any other program services transmitted on the Transponder Capacity for distribution to the Non-Committed Member Residences. "Non-Committed Member Residences" means all Eligible Residences that are not Committed Member Residences, as determined pursuant to Section 5.01(a) as of December 11, 1992 (or May 1, 1993 or July 31, 1993, if
     applicable). HCG shall have the sole and exclusive right to determine the terms and conditions upon which it will market the DBS Distribution Services to such Non-Committed Member Residences, and shall be entitled to all revenues from such marketing. HCG's rights under this Section 5.01(b) shall not be adversely affected by NRTC's taking control of the Programming Agreements under Section 4.06(b).

               (ii) Prior to marketing the DBS Distribution Services to any Non-Committed Member Residences, HCG shall provide NRTC with the one-time opportunity to obtain from HCG (and provide to Committed Members, in NRTC's discretion) the right to distribute DBS Distribution Services to the Non-Committed Member Residences in RSAs that are in or immediately adjacent to the territories any Committed Members serve (the "Expansion Opportunity"). Within sixty (60) days following HCG's notice to NRTC of the Expansion Opportunity, NRTC may propose to HCG the terms and conditions on which, and the specific Non-Committed Member Residences as to which, NRTC wishes to obtain such distribution rights. For a period of sixty (60) days following NRTC's proposal, HCG and NRTC shall negotiate in good faith to establish mutually agreeable terms and conditions for such distribution rights. If the parties are not able to so agree within such time period, HCG shall have no further obligations under this Section 5.01(b)(ii).

               (c) (i) If HCG enters into a definitive agreement to provide the DBS Distribution Services to any other person or entity who desires to provide, or if HCG itself provides, all of the Programming Services to Non-Committed Member Residences in RSAs (a "Full Service Distributor") on prices, terms, conditions, benefits and obligations (including, without limitation, capital contributions, interest and other payments, volume and amount of capacity and usage, programming and/or service commitments) that, taken as a whole, are more favorable than those by which the DBS Distribution Services are provided to NRTC hereunder, then HCG shall promptly offer NRTC the opportunity to obtain such more favorable prices, terms, conditions, benefits and obligations, taken as a whole, contained in the agreement that HCG has entered into with such Full Service Distributor.

               (ii) If HCG enters into a definitive agreement to provide the DBS Distribution Services to any other person or entity who desires to provide, or if HCG itself provides, some, but not all, of the Programming Services to Non-Committed Member Residences in RSAs (a "Partial Service Distributor") on prices, terms, conditions, benefits and obligations (including, without limitation, capital contributions, interest and other payments, volume and amount of capacity

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.


     and usage, programming and/or service commitments) that, taken as a whole, are more favorable than those by which that same portion of the Programming Services is provided to NRTC hereunder (on a pro-rata basis based on twenty program services), then HCG shall promptly offer NRTC the opportunity to obtain such Programming Services on the more favorable prices, terms, conditions, benefits and obligations, taken as a whole, contained in the agreement that HCG has entered into with such Partial Service Distributor; provided, however, that no such offer shall relieve NRTC of any of its obligations hereunder with respect to the DBS Distribution Services and all the Programming Services provided prior to such offer, including, without limitation, NRTC's obligations (if any) to provide minimum NRTC Subscriber levels for a program service that is part of the Programming Services.

     5.02  Marketing DirecTv Programming Services.
           --------------------------------------

           (a) To the fullest extent HCG may grant such right, HCG hereby grants NRTC the non-exclusive right to market and sell "DirecTv Programming" (defined as any video programming that HCG or its Affiliates has the right to distribute and that is transmitted over the 101 degrees Satellite(s)) to Committed Members for distribution to Committed Member Residences and directly to Committed Member Residences. HCG and NRTC acknowledge and agree that HCG does not now have the right to distribute DirecTv Programming to Eligible Residences or anywhere else and that, although HCG intends to use reasonable efforts to obtain such rights, HCG shall have no obligation to NRTC to obtain such rights. Nothing in this Agreement (including, without limitation, Section 2.08) shall restrict HCG's ability or rights to market and sell DirecTv Programming to Eligible Residences (including Committed Member Residences and NRTC Subscribers) itself or through other persons or entities, or to access and address the Subscriber Terminal Equipment utilized by such Eligible Residences (including Committed Member Residences and NRTC Subscribers) for purposes of providing such DirecTv Programming.

           (b) (i) In consideration for NRTC making available NRTC-Registered Subscribers and/or Joint Subscribers for subscription to DirecTv Programming, HCG shall pay NRTC an amount equal to [**] (the "DirecTv Fee") of the gross receipts paid to HCG by any NRTC-Registered Subscribers and/or Joint Subscribers for DirecTv Programming (excluding only any sales taxes, gross receipt taxes or similar taxes imposed by any Governmental Body on HCG's provision of such programming) ("DirecTv Revenue"). If NRTC collects any fees paid by NRTC-Registered Subscribers or Joint Subscribers for DirecTV Programming, then NRTC shall be entitled to retain [**] of such gross receipts (excluding only any sales taxes, gross receipt taxes or similar taxes imposed by any Governmental Body on HCG's or NRTC's provision of such programming) in consideration for NRTC making available to HCG such NRTC Registered Subscribers and/or Joint Subscribers for subscription to DirecTv Programming. HCG acknowledges that NRTC will be entitled to additional compensation for the services that it provides with respect to

     DirecTv Programming subscribers, and agrees to negotiate in good faith with NRTC to establish the additional terms and conditions and payments by HCG to NRTC associated with other marketing services and any billing, invoicing and/or collecting services NRTC may provide. Such additional terms and conditions shall be incorporated as mutually-agreed-to amendments to this Agreement. If the parties are unable to agree upon such terms and conditions by October 1, 1993, then either party may submit any and all outstanding issues or conditions to arbitration pursuant to Section 18.13.

               (ii) The DirecTv Fee shall be payable annually, with the first payment due on the first anniversary of the Service Commencement Date and each subsequent payment due on each one-year anniversary thereafter, and, in any event, no later than sixty (60) days after the expiration, cancellation or termination of this Agreement. On each such payment date, HCG shall furnish to NRTC: (x) a statement certified by the Chief Financial Officer of HCG of the amount of the DirecTv Revenue during the twelve-month period ending on the close of the immediately preceding calendar quarter with detail sufficient to permit the computation of the DirecTv Fee due for such period pursuant to Section 5.02(b)(i), and the amount of such DirecTv Fee due (the "DirecTv Yearly Statement"); and (y) payment drawn on a United States bank in immediately available funds in the amount of the DirecTv Fee due for such period. Acceptance by NRTC of any NRTC Revenue Fee payment under this Section 5.02(b) (ii) shall not constitute acceptance of the contents of the accompanying statement.

               (iii) HCG shall provide NRTC with monthly statements detailing the DirecTv Revenue Fee owing to NRTC for the prior month. Such statement shall be due no later than the tenth calendar day of the month subsequent to the month for which information is being provided (e.g., the statement
                                                           ----
     which covers HCG's DirecTv Revenue for the period January 1995 shall be due no later than February 10, 1995). The statement shall contain detail sufficient to permit the computation of the DirecTv Fee for such period.

               (iv) Should NRTC fail to timely pay to HCG any NRTC Revenue Fee as provided in Section 3.06, then HCG shall have the right to offset such amount against, and deduct such amount from, any DirecTv Fee payable to NRTC under this Section 5.02(b).

          (c) If HCG enters into a definitive agreement to provide the right to distribute DirecTv Programming to any other person or entity (including without limitation any agent) who desires to provide such services to end users (a "DirecTv Distributor") on prices, terms, conditions, benefits and obligations that, taken as a whole, are more favorable than the prices, terms, conditions, benefits and obligations by which such DirecTv Programming is provided to NRTC, then HCG shall promptly offer NRTC such more favorable prices, terms, conditions and benefits, taken as a whole, contained in the agreement that HCG has entered into with such DirecTv Distributor.

     5.03  Cross-Marketing and Promotions.  HCG and NRTC shall reasonably
           ------------------------------
cooperate and coordinate their efforts with respect to consumer promotions, marketing, media promotions, collateral materials, telephone referrals, data processing, and other agreed-to areas of cross-marketing and general promotion of the DBS Distribution Services, DirecTv Programming, and other proramming or services provided by HCG/DirecTv or NRTC over the 101 degrees Satellite(s). HCG shall, at NRTC's request, include promotional information regarding NRTC's provision of the DBS Distribution Services to Committed Member Residences in all channel listings, program and/or electronic guides and other materials supplied by HCG/DirecTv to its HCG Subscribers, subject to NRTC's payment to HCG or DirecTv of its proportionate share of the cost of such provision of materials. "HCG Subscriber(s)" means households that subscribe through HCG and/or DirecTv to all or any portion of DirecTv Programming. In addition, the parties shall cooperate in the provision and distribution of any such promotional materials by either party and if the other party's participation or promotion can be done at no or low cost, then that party shall pass on such cost benefits. Further, the parties shall coordinate in good faith to provide each party with any financial or other benefits from economies of scale (e.g., discounts from national
                                           ----
programming agreements and volume purchases). HCG shall provide NRTC with a license to use the DirecTv name and logo at no additional cost to NRTC upon such terms and conditions as may reasonably be required by HCG.

     5.04  Advertising.  HCG shall have the exclusive right to market, sell and
           -----------
determine the pricing and terms of any and all advertising inserted into the Programming Services as permitted by the Programming Agreements with respect to all programming transmitted over the Transponder Capacity (the "Advertising"). HCG shall pay for all marketing and selling expenses related thereto (the "Marketing Expenses"). At HCG's request, NRTC shall reasonably cooperate with, and assist HCG in, such Advertising efforts. HCG shall provide NRTC with a prorated share (based upon the number of NRTC Subscribers) of all collected Advertising revenues, less Marketing Expenses, all as reasonably calculated by HCG. HCG shall provide NRTC with a monthly payment of such amount, with documentation setting forth HCG's calculations.

     5.05  Non-NRTC Territories
           --------------------

           (a) NRTC shall have the non-exclusive right to market and sell the DBS Distribution Services to persons and entities who reside outside the NRTC Territories through programming distribution rights that may be obtained independently by NRTC. NRTC shall be entitled to all revenues from such marketing and sale, subject to NRTC's obligation to compensate HCG as provided in Section 3.12.

           (b) HCG shall have the non-exclusive right to market and sell the DBS Distribution Services to persons and entities who reside outside the NRTC Territories and shall be entitled to all revenues from such marketing and sale.

6.   Representations and Warranties
     ------------------------------

     HCG and NRTC each, except as expressly indicated herein, represent and warrant to, and agree with, the other that:

     6.01  Authority.  It has the right, power and authority to enter into, and
           ---------
perform its obligations under, this Agreement. Subject to the terms and conditions of any FCC authorizations, this Agreement is binding upon and enforceable against it.

     6.02  Corporate Action.  It has taken all requisite corporate action to
           ----------------
approve the execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms.

     6.03  FCC and Other Authorizations.
           ----------------------------

           (a) HCG represents to NRTC as follows: HCG has obtained from the FCC the authority to construct, launch and operate two DBS satellites with a total of 27 transponders among both satellites, and to sell or lease Transponders and provide capacity on such satellites on a private, non-common carrier basis. HCG has obtained from the FCC the authority to place these two satellites (known as "DBS I" and "DBS II") in geostationary orbit at the 101 degrees W. L. orbital location. HCG has been authorized by the FCC to provide full contiguous United States ("CONUS") DBS service from these satellites, subject to modification or rescission based on the technical showings submitted in HCG's Modification Request (as defined below).

           (b) NRTC acknowledges that HCG has filed an application for modification of HCG's FCC authority to construct, launch and operate DBS I and DBS II ("HCG's Modification Request"), a copy of which has been provided to NRTC. NRTC shall support HCG's Modification Request; provided, however, that all reasonable expenses (in excess of relatively minimal costs to NRTC) incurred by NRTC at HCG's request shall be paid by HCG. HCG's Modification Request includes requests for authorization (i) to construct, launch, and operate DBS I and DBS II in the configuration described herein; (ii) in addition to existing authorizations for transmission technologies, to utilize digital compression transmission technology in connection with the operation of DBS I and DBS II; and (iii) to operate DBS I and DBS II in accordance with their technical performance specifications, including using the 120 watt power levels described herein.

           (c) HCG and NRTC acknowledge that the transactions contemplated by this Agreement with respect to the construction, launch and operation of the Satellite may be challenged before the FCC or a court of competent jurisdiction or by other persons or entities not parties hereto. HCG and NRTC agree that, in the event of a challenge to HCG's FCC authority to construct, launch and operate the Satellite or to HCG's Modification Request, HCG and NRTC shall each use its reasonable best efforts before the FCC and the appellate courts to support HCG's FCC authority and/or HCG's Modification Request, and HCG and NRTC shall fully cooperate with each other in these endeavors; provided, however, that all reasonable expenses (in excess of relatively minimal costs to NRTC) incurred by NRTC at HCG's request shall be paid by HCG.

           (d) NRTC acknowledges that HCG's FCC authority to construct and launch the Satellite as provided herein (assuming HCG's Modification Request is granted) will expire on December 7, 1994 unless further extended. NRTC also acknowledges that the FCC currently issues a DBS satellite license only for a term of five (5) years and, therefore, HCG's authority to operate the Satellite will be valid only for a term of five (5) years, unless it is extended or renewed by the FCC. HCG shall use its reasonable best efforts before the FCC and the appellate courts to obtain renewals or extensions of such authority that are applicable to HCG before the Satellite Expiration Date and NRTC shall fully cooperate with, if so required by, HCG in this endeavor; provided, however, that all reasonable expenses (in excess of relatively minimal costs to NRTC) incurred by NRTC at HCG's request shall be paid by HCG. Nothing in this Section 6.03(d) modifies NRTC's right to terminate this Agreement pursuant to Section 11.01 and obtain a Complete Refund, or a Partial Refund, as appropriate.

           (e) Except as provided above with respect to FCC authorizations and as contemplated by Sections 7.07 and 8.04, each party represents and warrants that the execution and delivery of this Agreement and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby will not result in a material violation of, or material default under, or the occurrence of an event that with notice or lapse of time or both would constitute a material default under, or material noncompliance with, any applicable Law, any indenture, mortgage, deed of trust, loan agreement, purchase agreement, option agreement or other agreement or instrument to which it is a party or by which it or any material portion of its property is bound, its articles of incorporation or by-laws, partnership agreement, or other charter documents, as the case may be. Except as specifically provided elsewhere in this Agreement, it has obtained or shall use its reasonable best efforts to obtain in a timely manner all material necessary or appropriate public or private consents, permissions, agreements, licenses, or authorizations to which it is subject in connection with the transactions contemplated hereby, or which it must obtain by virtue of its ownership or use of or operation of any Transponder, the Transponder Capacity, or the Satellite.

     6.04  Litigation.  To the best of its knowledge, there is no outstanding or
           ----------
threatened judgment, threatened or pending litigation or proceeding, involving or affecting the transactions provided for in, or contemplated by, this Agreement, except as has been previously disclosed in writing by either party to the other.

     6.05  No Broker.  It does not know of any broker, finder or intermediary
           ---------
involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

     6.06  Notification of Significant Events.  NRTC and HCG shall furnish the
           ----------------------------------
other as soon as possible and in any event within ten (10) days after the occurrence of each HCG or NRTC Event of Default (as appropriate) or each event that, after notice or the lapse of time, or both, would constitute an HCG or NRTC Event of Default (as appropriate), a written notice setting forth the details of such matter and the action which is proposed to be taken by such notifying party with respect thereto.

7.   Additional Representations, Warranties and Obligations of HCG
     -------------------------------------------------------------

     7.01  Minimum Requirements.  The DBS Distribution Services, on the Service
           --------------------
Commencement Date, shall meet the "Minimum Requirements" as set forth in Exhibit
7.01. HCG's failure to obtain and/or maintain FCC consent to operate the Satellite to provide CONUS DBS service will not adversely affect NRTC's rights or HCG's obligations that arise from the failure of the Transponder Capacity to meet the relevant Minimum Requirements.

     7.02  [Intentionally Omitted].

     7.03  Government Regulations.  Except as provided in Section 6.03, HCG has
           ----------------------
or shall use its reasonable best efforts until the Satellite Expiration Date to obtain and maintain, in all material respects, all applicable federal, state and municipal authorizations or permissions to construct, launch and operate the Satellite applicable to it; and to comply, in all material respects, with all such government regulations regarding the construction, launch and operation of the Satellite and the Transponders applicable to it.

     7.04  Laws. HCG shall comply (and will require those persons who perform
           ----
uplinking on its behalf to comply), in all material respects, with all Laws applicable to it regarding its operation or use of the Satellite or the Transponders. Without limiting the generality of the foregoing:

           (i) If any use of the Satellite or the Transponders constitutes "Broadcasting" under the Communications Act of 1934, as amended, or the rules, regulations, orders, or policies of the FCC (collectively, the "FCC Rules"), then HCG shall comply with all FCC Rules applicable to it with respect to broadcasting from a DBS satellite, including, without limitation, all such FCC Rules related to indecency, obscenity, equal employment opportunities, political broadcasting, children's television and public affairs programming.

           (ii) HCG shall comply with all FCC Rules applicable to it with respect to the use of the Transponders for "non-conforming" uses of DBS frequencies.

           (iii) HCG shall comply with all copyright and other intellectual property Laws applicable to it with respect to all Programming Services that constitute HCG Controlled Programming and are transmitted on the Transponder Capacity, shall obtain all necessary copyright licenses and/or consents with respect thereto, and shall pay all required copyright royalties and other fees with respect to such Programming Services. "HCG Controlled Programming" means any and all program services that HCG has the continued responsibility to provide to NRTC over the Transponder Capacity and under Section 2.07 of this Agreement, and specifically excludes, any and all program services for which HCG's obligations to provide have terminated under Section 4.06(b) or Section 19, for which HCG has assigned the relevant Programming Agreement to NRTC, and/or for which NRTC has otherwise assumed the responsibility to provide.

     7.05  Indemnification.  HCG shall indemnify and hold NRTC and its Members
           ---------------
and Affiliates, and their respective directors, officers and employees (the "Indemnified Parties"), harmless from and against any and all damages, costs, liabilities and expenses incurred by the Indemnified Parties (including, without limitation, (i) costs of investigation and defense, including without limitation court costs and reasonable attorney and other third party fees and (ii) to the extent permitted by Law, any fines, penalties, and forfeitures in connection with any proceedings against an Indemnified Party) caused by the content of programming or other material transmitted by HCG on the HCG Frequencies in its capacity as a programmer for its DBS business excepting only any and all
                                              --------- ----
Programming Services that constitute HCG Controlled Programming and/or any NRTC Controlled Services. "NRTC Controlled Services" means any and all program services, Data Services, and other services or material that are transmitted on the Transponder Capacity and that are not HCG Controlled Programming.

     7.06  Assurances of HCG.   Upon request by NRTC, HCG will provide NRTC with
           -----------------
information concerning HCG's abilities to perform its obligations hereunder. Prior to the release or payments of any funds by NRTC to HCG hereunder (excluding any payments into the Escrow Account), HCG shall provide NRTC with further assurance that HCG has the ability to promptly provide NRTC with a Complete Refund and/or a Partial Refund pursuant to the provisions of Section
11. Such assurance by HCG shall take the form of either, or a combination of both, of the following as selected by HCG in its sole discretion: (1) HCG's provision to NRTC of a certificate by its Chief Financial Officer, under oath or affirmation, that HCG has obtained and shall maintain insurance sufficient to provide, and shall use such proceeds to provide, NRTC with such a Complete Refund; and/or (2) HCG's provision to NRTC of an unconditional parent guarantee by Hughes Aircraft Company of HCG's obligations to provide NRTC with a Complete Refund, in a form as reasonably agreed to by the parties.

     7.07  Sale and Use of Transponders.
           ----------------------------

           (a) If after the date hereof, and prior to the date on which this Agreement is canceled, terminated or expires, HCG enters into an agreement to sell or lease or otherwise conveys the right to use to any person or entity other than NRTC (a "Restricted Entity") transponder capacity on any 101 degrees Satellite (the "Restricted Capacity"), then HCG shall provide in any such sale, lease or use agreement (i) a provision in which such purchaser, lessee or user shall represent that such purchaser, lessee or user shall not use Restricted Capacity to provide any Restricted Service or Similar Restricted Service to any of the Committed Member Residences, unless such Restricted Service or Similar Restricted Service shall be distributed to such Committed

Member Residences through NRTC (a "Use Restriction"); and (ii) either (x) a provision giving NRTC rights to enforce such Use Restriction as a third party beneficiary, or (y) a provision allowing HCG to deny access to any transponder capacity that is used in violation of the Use Restriction. HCG shall itself comply with the Use Restriction. HCG will implement adequate procedures to audit and monitor compliance with the Use Restriction and will promptly notify NRTC of any non-compliance it discovers. If NRTC is aware of any use of Restricted Capacity by a Restricted Entity to provide Restricted Services or Similar Restricted Services in violation of the Use Restriction, then NRTC will promptly notify HCG in writing and provide evidence to HCG of such use, and if HCG has not provided NRTC third party beneficiary rights to enforce the relevant Use Restriction, then HCG will take such actions as are reasonably necessary to prevent a continued violation of such Use Restriction; otherwise, it shall be NRTC's responsibility as a third party beneficiary to enforce such Use Restriction.

           (b) The "Services Revision Date" means the earlier to occur of: (i) the date on which HCG has obtained the rights to distribute all 20 program services that constitute the Cable Programming; or (ii) where HCG has been relieved by NRTC of responsibility for obtaining Programming Services pursuant to Section 4.06(b), Section 19, or otherwise, the earlier to occur of (x) the date on which NRTC has obtained the rights to distribute 20 program services, or
(y) the Service Commencement Date. From the Execution Date through the Services Revision Date, "Restricted Services" means any of the program services listed on
Exhibit 7.07. After the Services Revision Date, "Restricted Services" means only the program services listed on Exhibit 7.07 for which HCG or NRTC (as appropriate) has obtained the distribution rights as of such date. "Similar Restricted Services" means any program services that have the same program content, but whose program content is presented in a different order or at different times, as any of the Restricted Services. If NRTC is assigned or takes control of all or some of the Programming Agreements under Section 4.06(b),
Section 19, or otherwise, then NRTC shall notify HCG of any deletions to the list of Restricted Services that would result from the cessation of the transmission of such Restricted Services on the Transponder Capacity within 10 days following the event giving rise to such change.

           (c) If any provision of this Section 7.07 is determined by any court of competent jurisdiction to be unenforceable for any reason whatsoever, this
Section 7.07 shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum number of Restricted Services as to which it may be enforceable, and/or over the maximum number of Restricted Entities as to which it may be enforceable, and/or over the maximum number of Committed Member Residences as to which it may be enforceable, and/or over the maximum amount of transponder capacity as to which it may be enforceable, and/or to the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court. If HCG believes that its compliance with any provision of this Section 7.07 could violate any Law applicable to HCG or NRTC or the rights of any third party (the "Rights"), then HCG shall so notify NRTC. HCG shall have the immediate right to cease complying with this Section 7.07 to the extent, but only to the extent, necessary and for the time necessary, as reasonably determined by HCG, to prevent such violation of Law or Rights from continuing. If a bona fide dispute exists between NRTC and HCG as to whether HCG's compliance could violate any such Law or Rights, HCG shall continue to comply with this Section 7.07 unless HCG has received either
(i) notice of and delivers a copy (if the action is in written form) to NRTC of, an indictment, summons, cease and desist order, or other similar order or filing from any entity with jurisdiction or claiming to have jurisdiction to enforce the Law (collectively, an "Indictment"), or a complaint or other notification of the initiation of a legal proceeding brought by a third party (collectively, a "Complaint") or a threat of any such Indictment or Complaint (with HCG being obligated to confirm in writing that such threat occurred and specifying the general details thereof), alleging or stating that HCG is violating or threatening to violate the Law or the Rights through its compliance with this
Section 7.07, or (ii) an opinion letter to HCG from outside counsel that may be retained by HCG stating that, in its opinion, HCG's compliance with this Section
7.07 appears to be or could be found to be in violation of any Law or Rights that are currently being, are threatened to be, or there exists a material likelihood will be, enforced against or with respect to HCG or NRTC or applied to HCG or NRTC, or with respect to which relief is currently being, is threatened to be, or there exists a material likelihood will be, sought in a legal proceeding. Furthermore, if HCG ceases to comply with this Section 7.07, and if a bona fide dispute exists as to whether HCG's continued compliance would violate the Law or the Rights, then NRTC shall have the immediate right to seek a temporary restraining order (as its sole and exclusive remedy prior to any final judicial order), on notice of four (4) hours or more to HCG, to prevent the continued non-compliance by HCG based on the non-existence of any such violation of the Law or the Rights. HCG shall be entitled to oppose NRTC's attempts to obtain any such injunctive relief, including any temporary restraining order, but hereby agrees to the following:

     (i) HCG will not contest the jurisdiction of, or the venue of, any action brought by NRTC in a federal district court sitting in Washington, D.C., the Central District Court of California, or the Eastern District Court of Virginia; and

     (ii) for a period of five (5) consecutive days after noncompliance by HCG with this Section 7.07, HCG will make itself available to accept service by telecopy or personal delivery pursuant to Section 18.03 on a 24 hour-a-day basis; and

     (iii) If NRTC is seeking a temporary restraining order, HCG will not challenge the sufficiency of notice from NRTC of an impending hearing if such notice is served at least four (4) hours before the scheduled court hearing.

If, within five (5) days after HCG notifies NRTC that it intends to cease complying with this Section 7.07, NRTC notifies HCG that it does not believe that HCG's compliance with this Section 7.07 ("Section Compliance") violates any Law applicable to HCG or NRTC or any Rights, then HCG must provide, in any agreement that it enters into with a Restricted Entity for Restricted Capacity to provide Restricted Services or Similar

Restricted Services to Committed Member Residences (a "Restricted Agreement") that the Restricted Agreement shall be terminated by HCG and the Restricted Entity shall not have continuing rights thereunder (the "Termination Clause") upon the occurrence of any of the following "Terminating Events":

     (i) the obtaining of a restraining order or injunction by NRTC preventing HCG from entering into any Restricted Agreement; with the Termination Clause continuing in effect unless and until the restraining order or injunction ceases to be effective; or

     (ii) a decision by a court of competent jurisdiction that Section Compliance does not violate any Law applicable to HCG or NRTC or any Rights, with the Termination Clause continuing in effect unless and until such court reverses its decision or a higher court reverses such decision.

If, after a Terminating Event has occurred, HCG either continues to enter into Restricted Agreements or fails to terminate an existing Restricted Agreement pursuant to the provisions of the Termination Clause, then in addition of all other equitable and other remedies it may have, NRTC shall be entitled to its actual damages (but not including incidental or consequential damages, whether foreseeable or not) caused by such actions or inactions of HC.

     7.08  Cessation of Program Services.
           -----------------------------

           (a) If HCG determines that its provision of any HCG Controlled Programming violates any Law then, following written notice to NRTC, HCG may cease providing any program service that constitutes HCG Controlled Programming to the extent, but only to the extent, necessary and for the time necessary, as reasonably determined by HCG, to prevent such violation of Law from continuing. However, if a bona fide dispute exists between NRTC and HCG as to whether a violation of any Law has occurred, HCG shall not cease providing any program service pursuant to this Section 7.08 unless HCG has received either (i) notice of and delivers a copy (if the action is in written form) to NRTC of an Indictment, or a threat of any such Indictment (with HCG being obligated to confirm in writing that such threat occurred and specifying the general details thereof), from any entity with jurisdiction or claiming to have jurisdiction to enforce such Law, alleging or stating that the provision of such program service is or would be a violation of such Law, or (ii) an opinion letter to HCG from outside counsel that may be retained by HCG stating that, in its opinion, the provision of such program service appears to be or could be found to be in violation of any Law that is currently being, is threatened to be, or there exists a material likelihood will be, enforced. Furthermore, if HCG ceases to provide any program service to NRTC pursuant to this Section 7.08, and if a bona fide dispute exists as to whether a violation of such Law has occurred, then NRTC shall have the immediate right to seek a temporary restraining order (as its sole and exclusive remedy prior to any final judicial order), on notice of four (4) hours or more to HCG, to prevent the cessation of such program service based on the nonexistence of any such violation of such Law. HCG shall be entitled to oppose

NRTC's attempts to obtain any such injunctive relief, including any temporary restraining order, but hereby agrees to the following:

     (i) HCG will not contest the jurisdiction of, or the venue of, any action brought by NRTC in a federal district court sitting in Washington, D.C., the Central District Court of California, or the Eastern District Court of Virginia;

     (ii) for a period of five (5) consecutive days after such cessation of program service by HCG, HCG will make itself available to accept service by telecopy or personal delivery pursuant to Section 18.03 on a 24 hour-a-day basis; and

     (iii) If NRTC is seeking a temporary restraining order, HCG will not challenge the sufficiency of notice from NRTC of an impending hearing if such notice is served at least four (4) hours before the scheduled court hearing.

If it is determined by final judicial order that HCG wrongfully ceased providing any program service under this Section 7.08, then NRTC's sole and exclusive remedy shall be HCG's payment to NRTC of liquidated damages equal to the Transponder Capacity Fee, the Ground Capital Fee, the TT&C Fee, the Ground Services Fee, and the Programming Fee for such program service as to which service ceased to be provided under this Section 7.08 that was actually paid by NRTC to HCG and applicable to the period beginning on the cessation of such program service and ending on the earliest to occur of (w) HCG's provision of an alternate program service under Section 7.08(b), (x) the retransmission by HCG of the ceased program service, (y) NRTC's provision of an alternate program service under Section 7.08(b), or (z) the date of NRTC's termination of such Program Channel under Section 7.08(b) (with the amount of the Transponder Capacity Fee and the Ground Capital Fee being prorated over ten (10) years and with all fees being prorated over twenty (20) Program Channels).

           (b)   If HCG ceases to provide any program service under this Section
7.08 because the provision of any HCG Controlled Programming violates any Law, and HCG is able to cure such violation by obtaining any necessary copyright licenses or consents, or paying any required copyright royalties or other fees, then HCG shall use its reasonable best efforts to do as soon as reasonably possible; otherwise, or after HCG has so attempted but has been unable to cure such violation of Law within thirty (30) days after cessation of the program service; then HCG, in its sole discretion may provide an alternate program service from Exhibit 7.07, so long as the combination of program services required by Section 2.07 (a) is met. If such cessation of program service continues for a period in excess of sixty (60) days without HCG so providing an alternate program service, then NRTC will have the option to either (i) directly obtain such alternate program service and this Agreement shall continue unmodified, except only that HCG's obligation to provide the terminated program service shall terminate; or (ii) timely terminate this Agreement with respect to the Program Channel whose program service HCG has ceased providing, by providing written notice to HCG within five (5) days following such sixty (60) day period and, upon such timely termination, NRTC will be entitled to a Partial Refund under Section 11.01(j).

     7.09  Patents, Trademarks and Copyrights.  HCG represents and warrants that
           ----------------------------------
(i) it has obtained or will obtain all necessary patents, trademarks and copyrights required to provide the Transponder Capacity, TT&C Services, Security Services and Ground Services (the "Intellectual Property") and/or (ii) it has obtained or will obtain the right to use through purchase, consent, license, making royalty payments, or otherwise the Intellectual Property. The parties acknowledge and agree that the sole consequence of (and HCG's sole liability regarding) HCG's breach of such representation and warranty, shall be HCG's obligation to provide a Complete Refund or Partial Refund pursuant to and as applicable under Section 11.01(i). The parties also acknowledge and agree that HCG may comply with such representation and warranty by, among other things, utilizing an alternate provider of Security Services. HCG's representation hereunder expressly does not apply to Subscriber Terminal Equipment, it being understood that NRTC may seek similar representation and warranty protection directly from TCE as part of a purchase of Subscriber Terminal Equipment.

     7.10  Insurance.  If HCG has or obtains one or more insurance policies to
           ---------
cover third party personal injury and damage claims resulting from a launch failure or other in-orbit failure of the Satellite, then HCG shall provide insurance protection to NRTC as either a co-insured or loss payee on such policy(ies) as determined by HCG in its sole discretion. On or before sixty
(60) days prior to the scheduled launch of the Satellite, HCG shall provide NRTC with written notice of the amount of such coverage, if any, and other material terms and conditions of such insurance. HCG is not obligated to obtain or maintain any such insurance and NRTC may directly obtain such insurance coverage itself.

8.   Additional Representations, Warranties and Obligations of NRTC
     --------------------------------------------------------------

     8.01  Uplinking.  NRTC will not transmit (or directly or indirectly cause
           ---------
to be transmitted) radio or other signals to the Satellite or the Transponder Capacity other than through HCG pursuant to this Agreement.

     8.02  Laws. NRTC shall comply with all FCC and all other governmental
           ----
(whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (including, without limitation, the FCC Rules) (collectively, the "Laws") applicable to it regarding the operation or use of the Transponder Capacity. Without limiting the generality of the foregoing:

           (i) If any use of the Transponder Capacity constitutes Broadcasting, then NRTC shall comply with all FCC Rules applicable to it with respect to broadcasting from a DBS satellite, including, without limitation, all such FCC Rules related to indecency, obscenity, equal employment opportunities, political broadcasting, children's television and public affairs programming.

           (ii) NRTC shall comply with all FCC Rules applicable to it with respect to the use of the Transponder Capacity for "non-conforming" uses of DBS frequencies.

           (iii) NRTC shall comply with all copyright and other intellectual property Laws applicable to it with respect to all NRTC Controlled Services, shall obtain all necessary copyright licenses and/or consents with respect thereto, and shall pay all required copyright royalties and other fees with respect to such NRTC Controlled Services.

     8.03  Indemnification.  NRTC shall indemnify and hold HCG and its
           ---------------
Affiliates, and their respective directors, officers and employees (the "Indemnities"), harmless from and against any and all damages, costs, liabilities and expenses incurred by the Indemnities (including, without limitation, (i) costs of investigation and defense, including without limitation court costs and reasonable attorney and other third party fees and (ii) to the extent permitted by Law, any fines, penalties, and forfeitures in connection with any proceedings against an Indemnitee) ("Indemnitee Costs") (x) caused by the content of any NRTC Controlled Services and/or any HCG Controlled Programming and/or (y) resulting or arising from HCG's ceasing (or not commencing) the provision of DBS Distribution services to any Committed Member (or its NRTC Subscribers) pursuant to Section 3.10(b) or damages resulting from claims asserted by a Committed Member against HCG in connection with or arising under the Member Contract, other than an Intentional Breach by HCG of this Agreement.

     8.04  Use of Transponder Capacity.  If any NRTC Controlled Services are
           ---------------------------
transmitted on the Transponder Capacity, then:

           (a) NRTC shall use, and shall permit other persons and entities to use, the Transponder Capacity only for Data Services and program services listed in Exhibit 7.07 (collectively, the "Permitted Services"). The restrictions on Transponder Capacity use in this Section 8.04 (a) shall bind NRTC and any successor-in-interest, and any assignee of NRTC's rights hereunder consented to by HCG pursuant to Section 14.01.

           (b) If required by any Rights Holder, HCG shall have the option, but not the obligation, upon ten (10) business days' notice to NRTC, to Blackout any Sports Programming that otherwise would be transmitted by a Superstation carried on the Transponder Capacity if HCG or any other User will carry such Sports Programming on any of the HCG Frequencies on a premium basis (e.g., pay
                                                                     ----
TV)simultaneously with such Superstation's planned transmission.
Notwithstanding the foregoing sentence, if the provisions of any agreement HCG has with a Rights Holder would allow NRTC to compensate the Rights Holder, HCG, and/or any other appropriate person or entity as determined by HCG, and thereby avoid the need to Blackout certain Sports Programming; then HCG shall advise NRTC of such provisions, and, to the extent permitted under such agreement(s) and after NRTC's timely satisfaction of any requirements any Rights Holder or other person or entity may establish to waive such Blackout requirement with respect to certain Sports Programming, HCG will not Blackout such Sports Programming on the Transponder Capacity. In addition, and to the extent permitted by Law, NRTC shall have the right to insert or substitute other programming during such Blackouts. NRTC shall be responsible for any additional costs incurred by HCG in receiving and/or transmitting such substitute programming. NRTC shall provide to HCG on a weekly basis, and no less than twenty (20) days in advance of any transmission of any Sports Programming on a Superstation that is carried on the Transponder Capacity, a full description of the content of such transmission and the planned time and date of such transmission.

           (c) If any provision of Section 8.04 (a) is determined by any court of competent jurisdiction to be unenforceable for any reason, Section 8.04 (a) shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum number of Permitted Services as to which it may be enforceable, and/or over the maximum amount of Transponder Capacity as to which it may be enforceable, and/or to the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court. If NRTC believes that its compliance with any provision of Section
8.04 (a) could violate any Law applicable to NRTC or HCG or any Rights, then NRTC shall so notify HCG. NRTC shall have the immediate right to cease complying with Section 8.04(a) to the extent, but only to the extent, necessary and for the time necessary, as reasonably determined by NRTC, to prevent such violation of Law or Rights from continuing. If a bona fide dispute exists between NRTC and HCG as to whether NRTC's compliance could violate any such Law or Rights, NRTC shall continue to comply with Section 8.04(a) unless NRTC has received either
(i) notice of and delivers a copy (if the action is in written form) to HCG of an Indictment or a Complaint or a threat of any such Indictment or a Complaint (with NRTC being obligated to confirm in writing that such threat occurred and specifying the general details thereof), alleging or stating that NRTC is violating or threatening to violate the Law or the Rights through its compliance with Section 8.04(a), or (ii) an opinion letter to NRTC from outside counsel that may be retained by NRTC stating that, in its opinion, NRTC's compliance with Section 8.04 (a) appears to be or could be found to be in violation of any Law or Rights that are currently being, are threatened to be, or there exists a material likelihood will be, enforced against or with respect to NRTC or HCG or applied to NRTC or HCG, or with respect to which relief is currently being, is threatened to be, or there exists a material likelihood will be, sought in a legal proceeding. Furthermore, if NRTC ceases to comply with Section 8.04(a), and if a bona fide dispute exists as to whether NRTC's continued compliance would violate the Law or the Rights, then HCG shall have the immediate right to seek a temporary restraining order (as its sole and exclusive remedy prior to any final judicial order), on notice of four (4) hours or more to NRTC, to prevent the continued non-compliance by NRTC based on the non-existence of any such violation of the Law or the Rights. NRTC shall be entitled to oppose HCG's attempts to obtain any such injunctive relief, including any temporary restraining order, but hereby agrees to the following:

           (i) NRTC will not contest the jurisdiction of, or the venue of, any action brought by HCG in a federal district court sitting in Washington, D.C., the Central District Court of California or the Eastern District Court of Virginia; and

           (ii) for a period of five (5) consecutive days after non-compliance by NRTC with this Section 8.04, NRTC will make itself available to accept service by telecopy or personal delivery pursuant to Section 18.03 on a 24 hour-a-day basis; and

           (iii) if HCG is seeking a temporary restraining order, NRTC will not challenge the sufficiency of notice from HCG of an impending hearing if such notice is served at least four (4) hours before the scheduled court hearing.

If, within five (5) days after NRTC notifies HCG that it intends to cease complying with Section 8.04(a), HCG notifies NRTC that it does not believe that NRTC's compliance with Section 8.04 (a) ("Section 8.04(a) Compliance") violates any Law applicable to NRTC or HCG or any Rights, then NRTC must provide, in any agreement with respect to the use of Transponder Capacity or the programming or services carried thereon (if NRTC has entered into such an agreement) (a "Transponder Agreement"), a provision allowing such agreement to be terminated by NRTC, and providing that the other party will not have any continuing rights thereunder (a "Transponder Agreement Termination Clause") upon the occurrence of either of the following "Termination Events":

           (i) the obtaining of a restraining order or injunction by HCG preventing NRTC from entering into any Transponder Agreement or otherwise violating Section 8.04(a); with the Transponder Agreement Termination Clause continuing in effect unless and until the restraining order or injunction ceases to be effective; or

           (ii) a decision by a court of competent jurisdiction that Section 8.04(a) Compliance does not violate any Law applicable to NRTC or HCG or any Right, with the Transponder Agreement Termination Clause continuing in effect unless and until such court reverses its decision or a higher court reverses such decision.

If, after a Termination Event has occurred, (i) NRTC either continues to enter into Transponder Agreements or fails to terminate an existing Transponder Agreement pursuant to the provisions of the Transponder Agreement Termination Clause, or (ii) if NRTC has not entered into a Transponder Agreement, but is otherwise violating Section 8.04(a), then, in addition of all other equitable and other remedies it may have, HCG shall be entitled to its actual damages (but not including incidental or consequential damages, whether foreseeable or not) caused by such actions or inactions of NRTC.

     8.05  Non-Conforming Uses.  NRTC acknowledges that its use of the
           -------------------
Transponder Capacity for Data Services is subject to FCC Rules limiting the use of DBS frequencies for "non-conforming" uses and agrees to abide by such use limits with respect to "nonconforming uses" as HCG may establish from time to time to fairly apportion such limits among NRTC and Users of the HCG Frequencies.

9.   Preemptive Rights to Protect Overall Satellite Performance
     ----------------------------------------------------------

           NRTC recognizes that it may be necessary in unusual or abnormal situations or conditions for HCG deliberately to preempt or interrupt NRTC's use of all or a portion of the Transponder Capacity, in order to protect the overall performance of the Satellite. HCG shall use reasonable best efforts to consult and coordinate with NRTC in advance of any unilateral preemption or interruption action affecting the Transponder Capacity and to use reasonable best efforts to attempt to resolve any such problems, including routine maintenance problems, through the joint efforts of HCG and NRTC's engineering personnel; it being understood and agreed, however, that in emergency or other necessary situations, as determined by HCG, it may not be possible or advisable, and HCG is not hereunder obligated, to so consult or coordinate with NRTC. HCG shall, however, promptly provide NRTC with a report (written or oral, as appropriate, or as reasonably requested by NRTC) subsequent to any such unilateral preemption or interruption. Such preemption or interruption decisions shall be made by HCG in its sole discretion. To the extent technically feasible, HCG shall give NRTC at least forty-eight (48) hours' notice of such preemption or interruption and HCG shall use its reasonable best efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to the use of the Transponder Capacity. To the extent that such preemption results in a loss to NRTC of the use of the Transponder Capacity, then the provisions of Section 10 regarding Transmission Outages shall apply. Consistent with the above, HCG shall not discriminate against NRTC under this
Section 9 to benefit HCG or any User.

10.  Service Outages
     ---------------

     10.01 Outage/Outage Period.
           --------------------

           (a) A "Transmission Outage" means the failure after the Service Commencement Date of a Program Channel to meet the Transmission Minimum Requirements (as set forth in Exhibit 7.01) due to a failure of a component of the Transponder Capacity, TT&C Services, or Transmission Services. Upon the occurrence of a Transmission Outage (and notice by NRTC to HCG if HCG is not aware of such Transmission Outage), HCG shall use its reasonable best efforts to restore the Program Channel such that it meets its Transmission Minimum Requirements. Notwithstanding anything to the contrary in this Agreement (and except only as provided pursuant to Section 19), HCG shall have the option, but not the obligation, to provide replacement Transponder capacity or utilize spare equipment to restore a Transmission Outage.

           (b) An "Access Control Outage" means the failure after the Service Commencement Date of a component of the Access Control Services to meet the Access Control Minimum Requirements (as set forth in Exhibit 7.01). Upon the occurrence of an Access Control Outage (and notice by NRTC to HCG if HCG is not aware of such

Access Control Outage), HCG shall use its reasonable best efforts to restore the Access Control Services such that they meet the Access Control Minimum Requirements.

           (c) The "Outage Period" associated with a Transmission Outage or Access Control Outage means the period of time commencing on the earlier of such time as an operational manager of HCG becomes aware of, or NRTC notifies HCG of, such Outage and ending at such time as the services are restored such that they meet the relevant Minimum Requirements.

           (d) A Transmission Outage or Access Control Outage shall not be deemed to have occurred if a failure of a component of the Transponder Capacity, TT&C Services, Transmission Services or Access Control Services (a "Component") to meet the applicable Minimum Requirements is (i) caused by any action or inaction of NRTC or any of NRTC's Members, Affiliates or agents, (ii) related to any failure or misoperation of Subscriber Terminal Equipment or any component thereof, (iii) related to any weather event or any other circumstance (including, without limitation, sun outage effects) occurring in the transmission path between the Satellite and reception equipment, (iv) related to any interference generated from any sources other than the HCG Frequencies or the Users of such frequencies, or (v) related to the quality or availability of the C-Band downlink or other source signal for the Program Channels.

     10.02 Outage Credit.
           -------------

           (a) If a Transmission Outage occurs and the corresponding Outage Period exceeds thirty (30) consecutive minutes, then NRTC shall be entitled to receive a credit for each Program Channel experiencing a Transmission Outage in an amount equal to the product of (x) the sum of the then-current monthly Ground Services Fee and TT&C Fee for one Program Channel (in dollars) multiplied by (y)
                                                               -------------
the Outage Period (in minutes) and divided by (z) 43,200 (i.e., the number of
                                   ----------             ----
minutes in a thirty-day month). In the case where the Ground Services Fees and TT&C Fees are paid on a per Authorized Subscriber basis, the fees associated with a single Program Channel shall be calculated by HCG by dividing the fee amounts by the number of Program Channels provided immediately prior to the outage. Such outage credit shall be applied against the Ground Services Fee and the TT&C Fee due for the month(s) immediately following the month in which the Transmission Outage occurs.

           (b) If an Access Control Outage occurs and the corresponding Outage Period exceeds forty-eight (48) consecutive hours, then NRTC shall be entitled to receive a credit in an amount equal to the product of (x) the aggregate of the then-current monthly Ground Services Fee for three Program Channels (in dollars) multiplied by (y) the Outage Period (in minutes) and divided by (z)
         -------------                                        ----------
43,200 (i.e., the number of minutes in a thirty-day month).  In the case where
        ----
the Ground Services Fees are paid on a per Authorized Subscriber basis, the fees associated with a single Program Channel shall be calculated by HCG by dividing the then-current fee amounts by the number of Program Channels provided immediately prior to the outage. Such outage credit shall be applied against Ground Services Fee due for the month(s) immediately following the month in which the Access Control Outage occurs.

           (c) In no event shall any outage credits under Section 10.02(a) and/or (b) exceed the amount of the Ground Services Fee (and/or TT&C Fee, as appropriate) actually paid for the corresponding Outage Period.

     10.03 Outage Termination Rights.
           -------------------------

           (a) If the Outage Period associated with a Transmission Outage exceeds ten (10) consecutive days or, in the case of a Transmission Outage caused by a failure of the Transponder Capacity, if twenty (20) or more Outage Units are experienced in any consecutive thirty (30) day period, then NRTC shall have the right to terminate this Agreement with respect to any Program Channels experiencing such Transmission Outage by providing written notice to HCG within fifteen (15) business days following the end of such ten or thirty consecutive day period or such right will expire. An "Outage Unit" means a failure to meet the Transmission Minimum Requirements due to a Transponder Capacity failure for fifteen (15) or more minutes in any one day. Notwithstanding anything to the contrary contained in this Agreement, NRTC shall not have the right to terminate this Agreement with respect to any Program Channel due to any Transmission Outage caused by a failure of the Transmission Services or TT&C Services if such failure results from a Force Majeure Event.

           (b) If the Outage Period associated with an Access Control Outage exceeds sixty (60) consecutive days, then NRTC shall have the right to terminate this Agreement with respect to any Program Channels directly and adversely affected by such Access Control Outage by providing written notice to HCG within fifteen (15) business days following the end of such sixty (60) consecutive day period, or such right will expire. Notwithstanding anything to the contrary contained in this Agreement, NRTC shall not have the right to terminate this Agreement with respect to any Program Channel due to any Access Control Outage caused by a Force Majeure Event.

           (c) NRTC's failure to timely exercise its termination right(s) as to any Program Channel under this Section 10.03 shall not preclude NRTC's exercise of any subsequent termination right(s) that may arise due to (i) a further, additional degradation of the Component that failed to meet the applicable Minimum Requirements for an additional Outage Period; (ii) the failure of such Component (after it is restored or repaired) to meet the applicable Minimum Requirements for an additional Outage Period; or (iii) the failure of any other Component to meet the applicable Minimum Requirements for an Outage Period.

11.  Termination Rights
     ------------------

     11.01 Termination by NRTC.
           -------------------

           (a) If, on December 1, 1992, (i) both of the December Conditions have not occurred, (ii) HCG has obtained the Core Cable Rights but has not provided NRTC with the HCG Certification, or (iii) HCG has provided the HCG Certification but has not obtained the Core Cable Rights, then NRTC may terminate this Agreement in whole under Section 1.04(b).

           (b) If on or after the Scheduled Service Commencement Date the Transponder Capacity is Available and any other component of the DBS Distribution Services, (i.e., the Ground Services, the TT&C Services, the
                        ----
Security Services, Subscriber Terminal Equipment Availability, and/or the Programming Services) has not completed Acceptance, then HCG shall so notify NRTC. NRTC may then terminate this Agreement in whole by providing written notice to HCG within thirty (30) days following receipt of HCG's notice or such right will expire. Upon such a timely termination by NRTC, HCG shall provide NRTC with a Complete Refund. Notwithstanding the foregoing, if a Partial Delivery of the Program Channels occurs, then NRTC's right to terminate shall be governed by Section 11.01(c). Nothing in this Section 11.01(b) shall provide NRTC with a termination right if HCG is unable to make the representation regarding Subscriber Terminal Equipment production capability as set forth in
Section 4.04.

           (c) If Partial Delivery of the Program Channels occurs, then NRTC shall have the right to partially terminate this Agreement as to certain Program Channels pursuant to and as provided in Section 4.01(b). Such Section 4.01(b) also provides that, if NRTC timely notifies HCG that it does not accept Partial Delivery, then the Service Commencement Date shall not be deemed to occur unless and until HCG is able to provide all twenty (20) Program Channels; and, if HCG is not able to do so before the Rescission Date, then NRTC and HCG shall have the termination rights set forth in Sections 11.01 and 11.02, respectively.
Upon such partial termination, NRTC shall be entitled to a Partial Refund (as defined in Section 11.01(h)) for each such terminated Program Channel and the refund period used in calculating such Partial Refund shall be 3,650 days.

           (d) If an Outage Period associated with a Transmission Outage exceeds ten (10) consecutive days or twenty (20) Outage Units occur in any consecutive thirty (30) day period, or if the Outage Period associated with an Access Control Outage exceeds sixty (60) consecutive days, then NRTC shall have the right to partially terminate this Agreement pursuant to and as provided in
Section 10.03. If such termination occurs on or before the tenth anniversary of the Service Commencement Date, NRTC shall be entitled to a Partial Refund for each terminated Program Channel and the refund period used in calculating such Partial Refund shall equal the number of days from the first day of the Outage Period or the first Outage Unit (that has given rise to the termination right) until the tenth anniversary of the Service Commencement Date. In no event shall more than a Partial Refund, in the aggregate, be due for a Program Channel that is terminated for more than one reason under Section 10.03. Upon such partial termination, NRTC's obligations to pay the TT&C Fee, Ground Services Fee and Programming Fee for each terminated Program Channel shall terminate; provided, however, that such termination shall not relieve NRTC of its obligations to pay to HCG the amounts of any such fees due and payable to HCG for any services provided prior to commencement of the Outage Period or first Outage Unit that has given rise to the termination right.

          (e) If the Service Commencement Date does not occur on or before December 31, 1997 (the "Rescission Date"), then NRTC may terminate this Agreement in whole by providing written notice to HCG within thirty (30) days following the Rescission Date or such right will expire. Upon such timely termination by NRTC, HCG shall provide NRTC with a Complete Refund. Notwithstanding the foregoing, NRTC shall not have the right to exercise this termination option if the failure of the Service Commencement Date to occur by December 31, 1997 is attributable to any failure of performance under this Agreement by NRTC.

          (f) If after the Scheduled Service Commencement Date, the Service Commencement Date has not occurred and HCG has determined, based on demonstrable facts, that events have occurred that make it impossible for HCG to cause the Service Commencement Date to occur by the Rescission Date (the "Determination") then HCG shall notify NRTC. If HCG makes the Determination or HCG has made the Required Delivery Attempt (as defined below), then HCG may, at its option, provide notice to NRTC of NRTC's rescission option under this Section 11.01(f) (the "Rescission Option"). "Required Delivery Attempt" shall mean the Launch Attempt of the Satellite. "Launch Attempt" means the actual lift off of the launch vehicle. NRTC shall notify HCG of its termination of its obligations within ninety (90) days following HCG's notice, or such Rescission Option shall expire. If NRTC timely notifies HCG of its termination under this Section 11.01(f), then HCG shall provide NRTC with a Complete Refund.

          (g) "Complete Refund" means HCG's refund to NRTC of all Committed Member Payments actually paid to HCG, and not previously refunded to NRTC, with no right to set-off except only to deduct any payments owing to HCG under other provisions of this Agreement specifically creating such payment obligations and as provided in Section 3.10(d). Any Complete Refund owed by HCG to NRTC shall be paid within fifteen (15) business days following the date on which the right to a Complete Refund arises. Upon HCG's provision of a Complete Refund, any and all Committed Member obligations to make Second Payments automatically shall be extinguished.

          (h) "Partial Refund" means HCG's refund to NRTC of an amount equal to the product of (x) a fraction whose numerator is the refund period (as provided in Section 11.01(c), (d), (i), or (j), as applicable) and whose denominator is 3,650 days, multiplied by (y) a fraction whose numerator is the aggregate of the
            -------------
Committed Member Payments actually paid to HCG and whose denominator is 20, multiplied by (z) the number of Program Channels for which a Partial Refund is
-------------
due. HCG shall have no right to set-off such Partial Refund except only to deduct any payments owing to HCG under other provisions of this Agreement specifically creating such payment obligations and as provided in Section 3.10(d). Any Partial Refund owed by HCG to NRTC shall be paid within fifteen (15) business days following the date on which the right to a Partial Refund arises.

          (i) Upon the occurrence of any HCG Event of Default (as defined below), and only after written notice from NRTC to HCG followed by the expiration of any relevant cure period, NRTC may, for so long as such HCG Event of Default shall continue, declare this Agreement to be in default (provided, however, that this Agreement shall be deemed to be in default immediately upon the occurrence and during the continuation of any HCG Event of Default under
Section 11.01(i)(z)), and at any time thereafter, NRTC may, in its sole and absolute discretion, cancel this Agreement and exercise any other right or remedy that is provided for in this Agreement. A cancellation hereunder shall occur only upon written notice from NRTC to HCG within thirty (30) days following the HCG Event of Default stating that such cancellation is made. No remedy referred to in this Section 11.01(i) is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to above. NRTC shall mitigate its damages in the event of an HCG Event of Default as so required under the California Uniform Commercial Code. NRTC's failure in any case to exercise its rights under this Section 11.01(i) shall not constitute a waiver of any breach or HCG Event of Default or a continuing waiver of similar or other breaches or HCG Events of Default. Each of the following events shall constitute an "HCG Event of Default" (whether any such event shall arise as the result of the voluntary or involuntary action or inaction of HCG or come about or be effected by operation of, or pursuant to or in compliance with, any Law):

          (x) HCG shall fail to perform or observe in any material respect any material covenant, condition or agreement to be performed or observed by it under this Agreement and such failure shall continue unremedied for a period of thirty (30) days following written notice from NRTC (except, however, where this Agreement specifically provides additional time and/or other options or remedies for any such failure; or, with respect to an obligation that is susceptible of cure within a reasonable time period (other than one for payment) so long as HCG is using its best efforts to promptly cure); or

          (y) Any representation or warranty made by HCG in this Agreement or in any statement furnished by HCG in connection herewith shall have been incorrect in any material respect at the time made but only if such incorrect representation or warranty shall have a material adverse effect on NRTC or its rights or obligations hereunder and shall continue unremedied for a period of thirty (30) days after NRTC has given written notice to HCG of such incorrect representation or warranty (except, however, where this Agreement specifically provides additional time and/or other options or remedies for any such failure; or, with respect to an obligation that is susceptible of cure within a reasonable time period (other than one for payment) so long as HCG is using its best efforts to promptly cure); or

           (z) HCG shall consent to the appointment of, or taking possession by, a receiver, trustee, custodian or liquidator or a substantial part of its assets, file a bankruptcy petition in any bankruptcy proceeding or answer, consent or seek relief under any bankruptcy or similar Law or fail to obtain a dismissal of an involuntary petition with sixty (60) days of filing.

If an HCG Event of Default occurs prior to the Service Commencement Date and NRTC timely exercises its cancellation right under this Section 11.01(i), then NRTC shall be entitled to a Complete Refund. If an HCG Event of Default occurs on or after the Service Commencement Date and NRTC timely exercises its cancellation right under this Section 11.01(i), then NRTC shall be entitled to a Partial Refund and the refund period used in calculating such Partial Refund shall equal the number of days from HCG's receipt of notice of such HCG Event of Default until the tenth anniversary of the Service Commencement Date. Notwithstanding anything to the contrary in this Agreement, (1) the only consequence of the existence of any Security Breach or the failure of HCG to provide Security Services after the Service Commencement Date shall be as provided in Section 3.04(b) and no such existence or failure shall constitute an HCG Event of Default, and (2) the only HCG Events of Default that may arise from any matter whatsoever with respect to the Subscriber Terminal Equipment are a breach of HCG's representation in Section 2.04, and the failure of HCG to provide by the Rescission Date (or the breach of) the HCG representation regarding the Subscriber Terminal Equipment as set forth in Section 4.04.

           (j) If HCG ceases to provide any program service that is HCG Controlled Programming under Section 7.08 and NRTC terminates this Agreement as to the Program Channel on which such program service was transmitted pursuant to and as provided in Section 7.08(b), then NRTC shall be entitled to a Partial Refund, and the refund period used in calculating such Partial Refund shall equal the number of days from the date of such termination until the tenth anniversary of the Service Commencement Date. After such termination, NRTC shall have no further obligations with respect to such Program Channels other than for any fees due and payable to HCG for the period prior to such termination and HCG shall have no further obligation to deliver or provide such Program Channels.

     11.02 Termination by HCG.
           ------------------

           (a) [Intentionally Omitted]

           (b) If, on December 1, 1992, both of the December Conditions have not occurred, or HCG has not provided NRTC with the HCG Certification, then HCG may terminate this Agreement in whole under Section 1.04(b).

           (c) If the Service Commencement Date does not occur on or before the Rescission Date, then, on or after the Rescission Date, HCG may terminate this Agreement in whole by providing written notice to NRTC and providing NRTC with a Complete Refund.

          (d) If NRTC does not timely exercise its Rescission Option under
Section 11.01(f), then HCG shall have the right to terminate this Agreement by providing NRTC with ten (10) days' written notice and a Complete Refund. Upon payment to NRTC of a Complete Refund as provided under this Agreement, complete performance of all of HCG's obligations under this Agreement shall be deemed to have occurred, except for any unfulfilled obligations of HCG to make any Late Commencement Fee payments to NRTC under Section 4.02.

          (e) Upon the occurrence of any NRTC Event of Default (as defined below) and only after written notice from HCG to NRTC followed by the expiration of any relevant cure period, HCG may, for so long as such NRTC Event of Default shall continue, declare this Agreement to be in default (provided, however, that this Agreement shall be deemed to be in default immediately upon the occurrence and during the continuation of any NRTC Event of Default under Section 11.02(e)(iv)). At any time thereafter, HCG may, in its sole and absolute discretion, declare immediately due and payable all Committed Member Payments (whether in the Escrow Account, committed as Second Payments, or otherwise) the TT&C Fee and the Ground Services Fee for the expected life of the Satellite, based on the actual number of NRTC Subscribers as of such Event of Default (but in no event fewer than 100,000 NRTC Subscribers), cancel this Agreement as to NRTC, obtain damages without canceling this Agreement, and exercise any other right or remedy that is provided for in this Agreement or that may be available under the California Uniform Commercial Code or other applicable Law. A cancellation hereunder shall occur only upon written notice from HCG to NRTC within thirty (30) days following the NRTC Event of Default stating that such cancellation is made. In the event of such cancellation, HCG shall continue to provide DBS Distribution Services to Committed Members, at HCG's sole option, either (i) pursuant to the Member Contracts (which shall have a provision allowing HCG to assume such contracts upon NRTC's breach of this Agreement and HCG's cancellation as to NRTC) or (ii) on substantially the same terms or on terms no less favorable than those provided under this Agreement. In either case, the Committed Member obligations shall be directly to HCG and not to NRTC and the Member Contracts shall contain provisions to this effect. No remedy referred to in this Section 11.02(e) is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to HCG at law or in equity. HCG shall mitigate its damages should it elect to seek from NRTC the Committed Member Payments, the TT&C Fee, and the Ground Service Fee due hereunder (as specified above) in the event of an NRTC Event of Default as so required under the California Uniform Commercial Code. HCG's failure in any case to exercise its rights under this
Section 11.02(e) shall not constitute a waiver of any breach or NRTC Event of Default or a continuing waiver of similar or other breaches or NRTC Events of Default. Each of the following events shall constitute an "NRTC Event of Default" (whether any such event shall arise as the result of the voluntary or involuntary action or inaction of NRTC or come about or be effected by operation of, or pursuant to or in compliance with, any Law):

          (i) NRTC shall fail to make any payment due hereunder when due and shall fail to identify to HCG the delinquent Member responsible to NRTC for such unmade payment (if any) under Section 3.10, and each of such failures (where appropriate) shall continue unremedied for a period of thirty (30) days after HCG has given NRTC written notice thereof;

          (ii) NRTC shall fail to perform or observe in any material respect any material covenant, condition or agreement to be performed or observed by it under this Agreement (other than as specified in clause (i) above) and such failure shall continue unremedied for a period of thirty (30) days following written notice from HCG; provided; however, nothing in this
     Section 11.02(e) (ii) shall restrict HCG's right to deny NRTC access pursuant to Section 11.04 hereof (except, however, where this Agreement specifically provides additional time and/or other options or remedies for any such failure; or, with respect to an obligation that is susceptible of cure within a reasonable time period (other than one for payment) so long as NRTC is using its best efforts to promptly cure); or

          (iii) Any representation or warranty made by NRTC in this Agreement or in any statement furnished by NRTC in connection herewith shall have been incorrect in any material respect at the time made but only if such incorrect representation or warranty shall have a material adverse effect on HCG or its rights or obligations hereunder and shall continue unremedied for a period of thirty (30) days after HCG has given written notice to NRTC of such incorrect representation or warranty (except, however, where this Agreement specifically provides additional time and/or other options or remedies for any such failure; or, with respect to an obligation that is susceptible of cure within a reasonable time period (other than one for payment) so long as NRTC is using its best efforts to promptly cure); or

          (iv) NRTC shall consent to the appointment of, or taking possession by, a receiver, trustee, custodian or liquidator or a substantial part of its assets, file a bankruptcy petition in any bankruptcy proceeding or answer, consent or seek relief under any bankruptcy or similar Law or fail to obtain a dismissal of an involuntary petition with sixty (60) days of filing.

          (f) If a Committed Member does not pay NRTC (or HCG, if applicable) all delinquent payments as required under Section 3 and/or under the Member Contract (a "Delinquent Member"), such failure is not cured as provided in
Section 3.10, and HCG suspends service to such Committed Member for sixty (60) or more days as provided in Section 3.10, then HCG may immediately require NRTC to (and NRTC shall) terminate such Delinquent Member's Member Contract, bring an action for sums due and Expenses associated with such failure to make payment, and HCG shall no longer be responsible or liable to provide any DBS Distribution Services to such

Delinquent Member and its NRTC Subscribers, and HCG shall not be required to provide such Delinquent Member or NRTC with any refund of monies paid by such Delinquent Member, except as specifically provided in Section 3.10 in the case of a Partial or Complete Refund.

     11.03 Automatic Termination.
           ---------------------

           (a) If, on December 11, 1992 the December Conditions have occurred but the aggregate Escrowed Committed Member Payments are less than $100 million, then this Agreement shall automatically terminate ten (10) days later pursuant to Section 1.04(a) unless HCG, in its sole discretion, grants to NRTC the July Extension by such date.

           (b) If HCG has provided the HCG Certification, but has not obtained the Core Cable Rights, NRTC has not exercised its termination right under
Section 1.04(b)(ii), and NRTC does not deliver to HCG the Relief Notice by March 1, 1993, then this Agreement automatically shall terminate as of March 1, 1993 pursuant to Section 1.04(b)(ii).

     11.04 HCG's Right to Deny Access.  If NRTC violates the provisions of
           --------------------------
Sections 8.01 or 8.02 (which includes, without limiting the generality of Section 8.02, NRTC's obligation not to use any of the Transponder Capacity to transmit any programming or other material that violates any Law) and, following notice from HCG, continues to violate any such provision, then HCG shall have, in addition to all other rights hereunder, the immediate right to prevent NRTC from accessing the Transponder Capacity to the extent, but only to the extent, necessary and for the time necessary, as reasonably determined by HCG, to prevent such breach from continuing. HCG shall not enforce such provisions against Users of the Satellite who execute definitive agreements with HCG on or after the Execution Date less stringently than it enforces such provisions against NRTC; nor shall HCG enforce these provisions against NRTC more stringently than it enforces such provisions against such Users. In addition, however, if a bona fide dispute exists between NRTC and HCG as to whether a violation of any Law has occurred, HCG shall not deny access pursuant to this
Section 11.04 unless HCG has received either (i) notice of and delivers a copy (if the action is in written form) to NRTC of an Indictment, or a threat of any such Indictment (with HCG being obligated to confirm in writing that such threat occurred and specifying the general details thereof), from any entity with jurisdiction or claiming to have jurisdiction to enforce such Law, alleging or stating that NRTC is violating or threatening to violate such Law, or (ii) an opinion letter to HCG from outside counsel that may be retained by HCG stating that, in its opinion, certain conduct or threatened conduct of NRTC (to be specified in such letter) appears to be or could be found to be in violation of any Law that is currently being, is threatened to be, or there exists a material likelihood will be, enforced. Furthermore, if HCG denies access to NRTC pursuant to the provisions of this Section 11.04 and/or the provisions of Sections 8.01 or 8.02, and if a bona fide dispute exists as to whether a violation of such Law has occurred, then NRTC shall have the immediate right to seek a temporary restraining order (as its sole and exclusive remedy prior to any final judicial order), on notice of four (4) hours or more to HCG, to prevent the continued denial of such access by HCG based on the non-existence of any such violation of such Law. HCG shall be entitled to oppose NRTC's attempts to obtain any such injunctive relief, including any temporary restraining order, but hereby agrees to the following:

          (i) HCG will not contest the jurisdiction of, or the venue of, any action brought by NRTC in a federal district court sitting in Washington, D.C., the Central District Court of California or the Eastern District Court of Virginia;

          (ii) for a period of five (5) consecutive days after such access denial by HCG, HCG will make itself available to accept service by telecopy or personal delivery pursuant to Section 18.03 on a 24 hour-a-day basis; and

          (iii) If NRTC is seeking a temporary restraining order, HCG will not challenge the sufficiency of notice from NRTC of an impending hearing if such notice is served at least four (4) hours before the scheduled court hearing.

If it is determined by final judicial order that HCG wrongfully prevented NRTC from accessing all or part of the Transponder Capacity under this Section 11.04, then NRTC's sole and exclusive remedy shall be HCG's payment to NRTC of liquidated damages equal to the Transponder Capacity Fee, the TT&C Fee, the Ground Capital Fee, the Ground Services Fee, and the Programming Fee for such Programming Service(s) as to which access is being denied actually paid by NRTC to HCG and applicable to the period of loss of use of such Transponder Capacity (with the amount of the Transponder Capacity Fee and the Ground Capital Fee being prorated over ten (10) years and with all fees being prorated over twenty
(20) Program Channels).

     11.05  Right to Use Service Equipment.  Upon the expiration, termination or
            ------------------------------
cancellation of this Agreement for any reason whatsoever, NRTC shall have no further rights whatsoever with respect to the Service Equipment (except for any Subscriber Terminal Equipment, and any other Service Equipment not contemplated by this Agreement that NRTC or Committed Members have independently purchased from third parties) and HCG may utilize such Service Equipment in any manner HCG desires.

12.  Force Majeure
     -------------

     12.01  Failure to Deliver.  Any failure or delay in the performance by HCG
            ------------------
of its obligations to commence providing the DBS Distribution Services shall not be a breach of this Agreement if such failure or delay results from any acts of God, governmental action or Law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, earth station sun outage, weather or acts or omissions of NRTC (or its Affiliates, Members or agents) or any third parties (excluding Hughes Aircraft Company ("HAC") and all of its direct and indirect subsidiaries and any other Affiliates of HCG, HAC or any other person or entity with whom HCG or HAC contracts for any components of the DBS Distribution Services) (a "Force Majeure Event"). Nothing in this Section 12.01, however, shall be deemed to alter NRTC's absolute rights to terminate this Agreement as set forth in Section 11.01 and obtain, if applicable, a Complete Refund thereunder, or to receive Late Commencement Fees under Section 4.02 in certain circumstances.

     12.02  Failure of Performance.  Any failure in the performance of the DBS
            ----------------------
Distribution Services after the Service Commencement Date shall not be a breach of this Agreement if such failure results from a Force Majeure Event. Nothing in this Section 12.02, however, shall alter NRTC's rights to receive an Outage Credit as set forth in Section 10.02 or to terminate this Agreement as provided in Section 10.03.

13.  Limitation of Liability
     -----------------------

            (a) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED EXCEPT TO THE EXTENT SPECIFICALLY AND EXPRESSLY PROVIDED FOR IN SECTIONS 6 AND 7, ABOVE. IT EXPRESSLY IS AGREED THAT HCG'S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THIS AGREEMENT AND NRTC'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE SET FORTH IN SECTIONS 7.05, 7.07, 7.08, 10, 11, AND 13(b) HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

            (b) IN NO EVENT SHALL HCG BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE DBS DISTRIBUTION SERVICES, DELAY IN PROVISION OF THE DBS DISTRIBUTION SERVICES, FAILURE OF THE DBS DISTRIBUTION SERVICES (OR ANY COMPONENT THEREOF), THE TRANSPONDERS OR THE SUBSCRIBER TERMINAL EQUIPMENT TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. IN NO EVENT SHALL NRTC BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, IN CONNECTION WITH ANY DAMAGES CAUSED BY NRTC, EXCEPT THAT NOTHING SHALL RELIEVE NRTC OF ITS OBLIGATION TO PAY HCG (1) THE AGGREGATE AMOUNT OF ALL COMMITTED MEMBER PAYMENTS (WHETHER IN THE ESCROW ACCOUNT, COMMITTED AS SECOND PAYMENTS, OR OTHERWISE) PLUS (2) THE TT&C FEE AND THE GROUND SERVICES FEE FOR THE EXPECTED LIFE OF THE SATELLITE, BASED ON THE ACTUAL NUMBER OF NRTC SUBSCRIBERS AS OF NRTC'S BREACH, BUT IN NO EVENT ON FEWER THAN 100,000 NRTC SUBSCRIBERS, LESS ANY AMOUNTS REASONABLY MITIGATED BY HCG AS REQUIRED UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE, IF NRTC BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT. HCG MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY

CONCERNING THE DBS DISTRIBUTION SERVICES AND NRTC SHALL DEFEND license, lease, sublease or otherwise convey, directly or indirectly, in whole or in part.

14.  Limitations on Transfer
     -----------------------

     14.01  Transfers.  EXCEPT AS SPECIFICALLY PROVIDED ELSEWHERE IN THIS
            ---------
AGREEMENT, NEITHER PARTY SHALL TRANSFER (DEFINED BELOW) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN ITS SOLE AND ABSOLUTE DISCRETION; EXCEPT ONLY THAT (1) EITHER PARTY MAY TRANSFER THIS AGREEMENT IN WHOLE TO A SUCCESSOR OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS UPON WRITTEN NOTICE TO THE OTHER PARTY, AND (2) HCG MAY TRANSFER SOME OR ALL OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO AN AFFILIATE. IN THE EVENT OF ANY SUCH TRANSFER, SUCH TRANSFERRING PARTY SHALL REMAIN FULLY LIABLE ALONG WITH ITS TRANSFEREE FOR ALL ITS OBLIGATIONS UNDER THIS AGREEMENT. "Transfer" shall mean to grant, sell, assign, encumber, permit the utilization of, license, lease, sublease or otherwise convey, directly or indirectly, in whole or in part.

     14.02  Financing Transaction.  If (a) HCG uses the Satellite or any portion
            ---------------------
thereof and/or (b) NRTC uses its Transponder Capacity (if it has title to such Transponders pursuant to Exhibit 19 at paragraph (9), if applicable) for, as part of, or in connection with, any financing transaction, including but not limited to a "sale-leaseback" financing or a financing using, in the case of HCG, the Satellite or any HCG-owned Transponders (or, in the case of NRTC, the Transponders providing its Transponder Capacity) as collateral (a "Financing Transaction"), then the non-financing party shall use its reasonable best efforts (so long as any associated costs are $1,000 or less or so long as the financing party agrees to reimburse the non-financing party for such costs in excess of such amount) to cooperate with the financing party in connection with such Financing Transaction. In neither case shall a financing transaction adversely affect the rights of the other party under this Agreement.

     14.03  Affiliate(s).  As used in this Agreement, "Affiliate(s)" means any
            ------------
person, corporation or other entity controlling or controlled by or under common control with NRTC or HCG, or another person, corporation or other entity, as the case may be.

15.  NRTC's Right of First Refusal: Successor Satellites.
     ---------------------------------------------------

     15.01  Right of First Refusal.  HCG has advised NRTC that it may launch
            ----------------------
"Successor Satellite(s)" to the Satellite(s). If (1) HCG enters into an agreement to construct and launch a Successor Satellite to the Satellite; and
(2) NRTC is in compliance with all material terms hereunder; then NRTC shall have a right of first refusal (the "Successor ROFR") to have HCG provide DBS Distribution Services (excluding Programming Services) in substantially the same form as they are provided hereunder.

HCG shall not be obligated to launch any such Successor Satellite(s); and if HCG decides to do so, HCG shall determine in its sole discretion when and under what conditions a Successor Satellite will be launched.

     15.02  Terms of Successor ROFR.  If the conditions in Section 15.01 above
            -----------------------
are met, then HCG shall notify NRTC in writing, no less than eighteen (18) months prior to the scheduled launch of such Successor Satellite(s) or at such time as HCG contractually commits to a launch of such Successor Satellite(s), if earlier, of the Successor ROFR (the "Successor Notice"). The Successor Notice shall provide NRTC the right to have HCG provide all of the DBS Distribution Services (excluding Programming Services) upon the same basic terms of price and payment pursuant to which HCG markets such equivalent DBS Distribution Services to third parties. The parties acknowledge that HCG is and/or may be providing different products or services to third parties (e.g., HCG may be providing only
                                                 ----
satellite or transponder capacity and ground services) and, therefore, that such equivalency of price and terms may take into account such differences. Within sixty (60) days of NRTC's request, HCG will also provide either a proposed definitive purchase or lease agreement to NRTC, as determined by HCG, which agreement shall contain HCG's then-standard terms and conditions for the purchase or lease of transponder capacity, and such other terms and conditions with respect to such DBS Distribution Services as HCG in its sole discretion deems desirable or appropriate (the "Definitive Agreement"). If NRTC does not execute a Definitive Agreement with HCG within one-hundred twenty (120) days after HCG's delivery to NRTC of such proposed Definitive Agreement, the Successor Notice and NRTC's Successor ROFR shall expire; provided, however, that NRTC shall not be required to execute such Definitive Agreement earlier than one year prior to the scheduled launch date of the first of any such Successor Satellite(s). The price and terms shall be determined by HCG in its sole discretion but any provision for an NRTC Revenue Fee shall not exceed the price provided in Section 3.06.

     15.03  Successor Satellite Defined.  The term "Successor Satellite(s)"
            ---------------------------
shall mean any replacement satellite(s) for the Satellite that HCG proposes to operate in the presently assigned position of the Satellite (after the end of life of such Satellite(s)) or such other orbital position to which the FCC may order the Satellite moved or the Successor Satellite(s) positioned if HCG proposes to launch such a replacement.

16.  Progress Reports, Inspections and Access to Work in Progress
     ------------------------------------------------------------

     16.01  Progress Reports.  Within forty-five (45) days after the Execution
            ----------------
Date, HCG shall meet with NRTC's designated technical consultants to discuss and review the various components of the DBS Distribution Services (excluding the Programming Services). NRTC shall provide a written summary of NRTC's technical concerns and requirements (including requests for documentation and additional details on equipment and system specifications) within thirty (30) days after such initial review, and HCG shall monitor the development of the DBS Distribution Services with respect to such concerns and requirements and provide status information and documentation reasonably requested by NRTC (which documentation has been or will be developed by HCG or its sub-contractors as part of the on-going development of the DBS Distribution Services) in each subsequent quarterly progress report. Commencing ninety (90) days after the Execution Date and continuing until the Service Commencement Date, HCG shall furnish to the NRTC on a quarterly basis a written progress report on the status of the construction of the Satellite, HCG's preparations to provide the other components of the DBS Distribution Service to NRTC, and a statement containing an explanation of material details, including HCG's projected Scheduled Launch Date and projected Service Commencement Date, variances from performance specifications and any remedial actions taken. In any case, HCG shall notify NRTC promptly in writing of any event of which HCG is aware and which in HCG's reasonable opinion adversely and materially threatens HCG's ability to make the Scheduled Service Commencement Date. HCG and NRTC each shall take reasonable steps to keep the other informed periodically of communications to or from the FCC or any other governmental authority that materially affect NRTC, HCG, the Satellite, the Transponder Capacity or its use, and shall promptly deliver copies to the other of any such written communications.

     16.02  Inspection Rights of NRTC.  NRTC's independent satellite consultants
            -------------------------
and personnel will have the right, on a non-interference basis and upon reasonable notice to HCG, to review the performance and launch specifications of the Satellite and to review the design, preparation and implementation of the other elements of the DBS Distribution System, subject to the confidentiality provisions governing such information. Such inspection rights shall also include NRTC's review of antenna EIRP contour measurements obtained during ground testing for the purpose of establishing expected Satellite performance.

     16.03  After Delivery Reports.  After the Service Commencement Date, NRTC
            ----------------------
shall receive monthly operational reports on the overall performance of the DBS Distribution Services.

17.  Confidentiality and Press Releases.
     ----------------------------------

     17.01  Confidentiality.  HCG and NRTC shall hold in confidence this
            ---------------
Agreement, including the financial terms and provisions hereof, and all information provided by either party to the other, and NRTC and HCG each hereby acknowledge and agree that all information received in connection with or otherwise related to this Agreement, not otherwise known to the public, is confidential and proprietary (the "Confidential Information") and is not to be disclosed to third persons (other than to Affiliates, officers, directors, employees and agents of HCG and NRTC, each of whom is bound by this Section 17) without the prior written consent of both HCG and NRTC, except as follows and except as explicitly provided in Section 2.07:

          (a) to the extent necessary to comply with applicable Law and/or to the extent necessary or appropriate to respond to any governmental inquiry, provided, that the party making such disclosure shall request confidential treatment of such information;

          (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys, provided, the party making such disclosure shall seek confidential treatment of such information with any such regulatory agencies and provided that any other third party to whom disclosure is made agrees to the confidential treatment of such information, provided, that HCG shall be permitted to make disclosures as a part of and regarding FCC filings without any requirement to seek confidential treatment (except as to information about the fee and payment terms specified in Sections 1 and 3, as to which confidentiality shall be sought);

          (c) in order to enforce its rights and/or perform its obligations pursuant to this Agreement;

          (d) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided, that such agent agrees to the confidential treatment of such information;

          (e) to the extent necessary to satisfy its obligations to Users of the Transponders on the Satellite or to negotiate clauses that will be common to other satellite and/or transponder sale or lease agreements;

          (f) to the extent necessary to obtain financing, provided, that any person or entity providing such financing shall agree in advance, in writing reasonably acceptable to the other party, to the confidential treatment of such information; or

          (g) to the extent necessary to obtain Programming Services or to provide other services to be provided by HCG under this Agreement; or

          (h) to the extent necessary to obtain and/or promote execution by potential Committed Members of Member Contracts or other involvement with the DBS Distribution Services as anticipated under this Agreement, either party may provide such Member (and its officers, full-time employees and attorneys) with a "Contract Summary," or other marketing-related materials, which shall initially be drafted by NRTC before May 1, 1992 and agreed to by the parties in their sole discretion.

     17.02  Subscriber Information. NRTC (and/or the respective Committed
            ----------------------
Member) and HCG (and/or DirecTv) shall each own the lists and information (including compilations thereof) regarding respectively, the NRTC Subscribers and the HCG Subscribers, including the rights to (a) information about such subscribers' names and addresses, (b) any benefits related to the possession of such subscriber information or to the provision of services to such subscriber, and (c) any related commercial or other directories. Both parties shall have such rights with respect to a Joint Subscriber. Each party agrees that all information concerning the other's subscribers is proprietary to the other party, except to the extent that such information is jointly owned, mutually developed, or otherwise known to the public. Each party acknowledges that the other party has substantial proprietary interests and rights to all such subscriber information whether obtained from the other party or any other source and agrees to maintain all such subscriber information on a strictly confidential basis. Each party further covenants that under no circumstances will it use or allow others to use the other party's subscriber information for any reason other than to verify amounts due to such party under the terms of this Agreement and for such purposes as are approved in advance and in writing by such other party.

     17.03  Press Releases. NRTC and HCG shall commence immediately after the
            --------------
Execution Date to agree upon a mutually acceptable press release with respect to the general business relationship under this Agreement, and such press release will be jointly issued and released by the parties on such date as to which the parties may mutually agree.

     17.04  Confidentiality Survival. Notwithstanding anything to the contrary
            ------------------------
contained herein, this Section 17 shall survive the termination or expiration of this Agreement for a period of five (5) years in the event of a termination under Section 11.01(a), Section 11.02(a) or Section 11.02(b), or if the condition precedent to the effectiveness of this Agreement as specified in
Section 1.05 is not timely met.

18.  Miscellaneous
     -------------

     18.01  Interest.  Except as otherwise specifically set forth in this
            --------
Agreement or in any Exhibit or Attachment hereto, the rate of interest referred to herein shall be 12% per annum, or the highest legally permissible rate of interest, whichever is lower, and all interest or discounting shall be compounded on a yearly basis. Except as otherwise expressly indicated herein, "pro-rata" and "prorated" means an allocation on a straight line basis based on number of days. All present value analyses shall use a 12% annual discount rate. The parties each acknowledge and agree that liquidated damages provision specifically set forth in this Agreement addresses a circumstance where the damaged party would suffer direct and substantial damages, that such damages cannot be determined within reasonable certainty, and that such liquidated damages amounts represent, the parties' reasonable estimate of actual damages and do not constitute penalties.

     18.02  Applicable Law; Entire Agreement; Modification.  The existence,
            ----------------------------------------------
validity, construction, operation and effect of this Agreement and the Exhibits and Attachments hereto, shall be determined in accordance with and be governed by the laws of the State of California. This Agreement and the Exhibits and Attachments hereto, constitute the entire agreement between the parties, and supersede all previous understandings, commitments and representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

     18.03   Notices.
             -------

             (a) Except as provided in Section 18.03(b), all notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows:

TO HCG:

If by mail:                        Hughes Communications Galaxy, Inc.
                                   P.O. Box 92424
                                   Los Angeles, CA  90009
                                   Attention:  James B. Ramo
                                   cc:  Vice President & Legal Counsel

If by Telephone:                   (310) 535-5003
                                   Attention:  James B. Ramo

If by FAX:                         (310) 535-5223
                                   Attention:  James B. Ramo
                                   cc:  Vice President & Legal Counsel
                                   (310) 607-4256

     If by personal delivery       Hughes Communications Galaxy, Inc.
     to its principal              2230 East Imperial Highway
     place of business at:         Building R8, Mail Station 5351
                                   El Segundo, California  90245
                                   Attention: James B. Ramo

                                   cc:  Vice President & Legal Counsel

                                   Hughes Communications Galaxy, Inc.
                                   1990 Grand Avenue
                                   El Segundo, California  90245


TO NRTC:
     If by mail:                   National Rural Telecommunications
                                   Cooperative
                                   Woodland Park
                                   2201 Cooperative Way, Suite 400
                                   Herndon, VA  22071
                                   Attention:  B.R. Phillips III
                                   cc:  William J. Dorran

     If by Telephone:              (703) 787-0874
                                   Attention:  B.R. Phillips III

     If by FAX:                    (703) 787-3355
                                   Attention:  B.R. Phillips III

                                   cc:  William J. Dorran

     If by personal delivery       National Rural Telecommunications
     to its principal place        Cooperative
     of business at:               Woodland Park
                                   2201 Cooperative Way, Suite 400
                                   Herndon, VA  22071
                                   Attention:  B.R. Phillips III
                                   cc:  William J. Dorran

Each party hereto may change its addresses or payment instructions by giving the other party notice thereof in conformity with this Section 18.03(a).

          (b) All payments made to HCG shall be transferred electronically or by mail as follows:

--------------------------------------------------------------------------------
     By electronic funds transfer       Bank of America NT&SA
                                        Corporate Services
                                        1850 Gateway Boulevard
                                        Concord, California
                                        ABA #121000358
                                        Attention:  Ms. Mandy Sneary
                                        Senior Account Administrator
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                        Account Name:  Hughes Communications
                                                       Galaxy, Inc.
                                        Account #:     06008-00840
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     By mail:                           Hughes Communications Galaxy, Inc.
                                        P.O. Box 92424
                                        Los Angeles, California 90009
                                        Attention:  Accounts Receivable
--------------------------------------------------------------------------------

     18.04  Severability. Nothing contained in this Agreement shall be construed
            ------------
so as to require the commission of any act contrary to Law, and wherever there is any conflict between any provision of this Agreement and any Law, such Law shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

     18.05  Taxes. NRTC shall not be responsible for, and HCG shall pay, all
            -----
applicable property, sales, use or similar taxes imposed by any local, state, national or international, public or quasi-public governmental entity (a "Governmental Body") and incurred by HCG prior to the Service Commencement Date in respect of the DBS Distribution Services and/or the Transponder Capacity. If any such property, sales, use or similar taxes are incurred by HCG after, or as a result of, the commencement of DBS Distribution Services in respect of the DBS Distribution Services, the Transponder Capacity, or the provision thereof to NRTC, NRTC shall be solely responsible for such taxes. If any taxes, fees, charges, user fees, spectrum fees or other levies are asserted, either before or after the Service Commencement Date, by reason of HCG's use of the point in space or the frequency spectrum at that point in space in which the Satellite is located, or the use or ownership of such Satellite (excluding only any FCC filing fee imposed on HCG's application(s) to construct, launch and operate the Satellite, which filing fee shall be paid by HCG), then HCG, NRTC and the Users of such Transponders shall each pay a proportionate amount of such taxes, fees, charges, user fees, spectrum fees and other levies based on the number of Transponders (or amount of Transponder capacity) each of them owns, leases or uses. Each of NRTC, HCG and Users shall have the right, as between each of them and any licensee or assignee hereunder, to consent to allocate responsibilities for such tax, fee, charge and/or levy payments hereunder. No such arrangement between them shall affect NRTC's or HCG's obligations hereunder or a User's obligations under a similar provision.

     18.06  Successors, Assignment. Subject to the limitations and exceptions on
            ----------------------
Transfer set forth in Section 14, this Agreement shall be binding on and shall inure to the benefit of any and all successors and assigns of the parties; provided that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

     18.07  Headings. The descriptive headings of the several sections and
            --------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     18.08  Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties contained herein or made by HCG or NRTC in connection herewith shall survive any independent investigation made by HCG or NRTC.

     18.09  No Third-Party Beneficiary.  The provisions of this Agreement are
            --------------------------
for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these Provisions, except that both parties acknowledge and agree that the provisions of Sections 8.01, 8.02 and 9 are also intended for the benefit of both HCG and all Users. Both parties agree that any such User shall have the right to enforce, as a third-party beneficiary, the provisions of such Sections, against NRTC directly, in an action brought solely by such User, or may join with HCG or any User, in bringing an action against NRTC for violation thereof.

     18.10  Non-Waiver of Breach.  Either party hereto may specifically waive
            --------------------
any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party, at any time, and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

     18.11  Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.


     18.12  Documents.  Each party hereto agrees to execute and, if necessary,
            ---------
to file with the appropriate governmental entities, such documents as the other party hereto shall reasonably request in order to carry out the purposes of this Agreement.

     18.13  Arbitration.  Prior to submitting to arbitration any matter that
            -----------
Section 5.02(b) or Section 20.04 (if Exhibit 19 applies) of this Agreement requires be arbitrated, the parties (at a Vice-President or similar or higher level) shall meet to discuss and resolve such matter. If such matter cannot be resolved within thirty (30) days following the initiation or attempted initiation of such discussions by either party, then such matter shall be arbitrated using three arbitrators (the "Arbitrators") under the rules of the American Arbitration Association ("AAA"). The AAA shall be instructed to appoint the Arbitrators within thirty (30) days of receiving notice from either HCG or NRTC that HCG and NRTC would like to submit this dispute to arbitration. Each of HCG and NRTC shall submit to the Arbitrators its proposed resolution of each issue to be arbitrated, and the Arbitrators shall select either NRTC's or HCG's proposal for each issue to resolve the dispute, using the standard (if any) for their decisions specifically set forth elsewhere in this Agreement. If no standard is set forth, the Arbitrators may apply their own judgment in making such decisions. The Arbitrators shall be instructed to use their best efforts to conclude the arbitration within thirty (30) days of their appointment. The arbitration shall take place in Washington, D.C. The award of the Arbitrators shall not be appealable to any court or other entity and shall be final, non-appealable and binding on each party. The "non-prevailing party"/1/ in any arbitration conducted under this Section 18.13 (as determined by the Arbitrators) shall pay all the costs and expenses incurred by the "prevailing party" in preparing for and conducting the arbitration. The parties acknowledge that this Agreement may allow for dual proceedings to occur both in the courts and pursuant to arbitration and agree that neither shall attempt to consolidate into a matter before any court any matter that this Agreement requires be arbitrated.

     18.14  DBS Transponder Capacity.  HCG shall be solely responsible for
            ------------------------
fulfilling any obligations imposed by Law and applicable to HCG as the FCC licensee of the Satellite regarding the provision to third parties of DBS transponder capacity for the delivery of non-commercial, public, or educational programming.

     18.15  Rescission Option.  Either party may rescind this Agreement by
            -----------------
providing the other party with written notice thereof received before 5:00 p.m. Eastern Time, April 15, 1992; otherwise, this Agreement shall continue in full force and effect.

19.  Modifications of Agreement in Certain Circumstances
     ---------------------------------------------------

          (a) If NRTC pays to HCG (and/or Committed Members commit to pay HCG as Second Payments), in the aggregate, the sum of $250,000,000 in Committed Member Payments by December 11, 1992 (or by May 1, 1993 and/or July 31, 1993, if the May Extension and/or the July Extension apply) (the "Agreement Modification Date"), then the provisions set forth on Exhibit 19 shall apply automatically and, as indicated therein, modify this Agreement and shall take precedence over and supersede any conflicting provisions contained in this Agreement. Notwithstanding the foregoing, if the provisions of Exhibit 19 so apply, but HCG has actually not received $250 million in aggregate Committed Member Payments at the time of Acceptance because one or more Second Payments has not been paid to HCG, and such non-payment is not cured within the time period provided in
Section 3.10, then this Agreement automatically shall be revised as if Exhibit 19 did not apply and the "Committed Member Residences" shall be reestablished as of the date of delivery to HCG of the Member Contract that allowed NRTC initially to meet the $250 million Committed Member Payment target.

          (b) Within thirty (30) days following the Agreement Modification Date, NRTC may deliver to HCG a notice in substantially the identical form attached as Exhibit 19-A (the "Relief Notice") and thereby relieve HCG of any and all responsibilities under Section 2.07 and elsewhere in this Agreement to provide Programming Services. Within thirty (30) days following the Relief Notice, HCG shall assign to NRTC all of HCG's rights under, and NRTC shall assume all of HCG's obligations under, any and all Programming Agreements. Upon such assignment by HCG (the "Relief Notice Assignment"), Sections 2.07(a), (c) and (d) automatically shall be deleted in their entirety, all HCG's obligations to provide Programming Services and all of NRTC's obligations to pay HCG for such Programming Services, shall cease, and all references in this Agreement to such obligations automatically shall be deleted.

          (c) If NRTC does not deliver the Relief Notice, then HCG shall continue to fulfill its obligations under Sections 2.07(a), (c) and (d). Promptly after obtaining the rights to distribute Cable Programming to Eligible Residences as provided in Section 2.07 (subject to any limitations or restrictions contained in the Programming

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

Agreements), HCG shall assign to NRTC all HCG's rights under, and NRTC shall assume all of HCG's obligations under, all the Programming Agreements. Upon such assignment by HCG (the "Fulfillment Assignment"), Sections 2.07(a), (c) and (d) automatically shall be deleted in their entirety, all HCG's obligations to provide Programming Services shall cease, and all references in this Agreement to such obligations automatically shall be deleted.

          (d) The Relief Notice Assignment or the Fulfillment Assignment shall be evidenced by an agreement in substantially the identical form attached as
Exhibit 19-B. After either such assignment, NRTC shall have sole responsibility for acquiring and maintaining the rights to provide program services to Eligible Residences. Upon either such assignment, HCG shall have no further obligations for the assigned Programming Agreements or the consequences of such assignment. Neither the Relief Notice Assignment nor the Fulfillment Assignment shall transfer any rights HCG may have to distribute Cable Programming and/or any other program service to non-NRTC Territories.

          WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

     HUGHES COMMUNICATIONS GALAXY, INC.      NATIONAL RURAL TELECOMMUNICATIONS
                                               COOPERATIVE

By:        /s/                          By:
   ---------------------------------       -------------------------------------
Attest:    /s/                          Attest:
       -----------------------------           ---------------------------------

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